UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12
ZELTIQ Aesthetics, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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ZELTIQ Aesthetics, Inc.
4698 Willow Road, Suite 100
Pleasanton, California 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 16, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ZELTIQ Aesthetics, Inc., a Delaware corporation. The meeting will be held on Thursday, June 16, 2016, at 9:00 a.m. local time at the Four Points by Sheraton, 5115 Hopyard Road, Pleasanton, CA 94588 for the following purposes:

1.	To elect the Board of Directors’ two nominees for director, to hold office until the 2019 Annual Meeting of Stockholders.

2.
To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ZELTIQ for its fiscal year ending December 31, 2016.

3.	To approve the ZELTIQ Aesthetics, Inc. 2016 Executive Performance Award Plan; and

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 26, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 16, 2016, at the Four Points by Sheraton, 5115 Hopyard Road, Pleasanton, CA 94588.

The proxy statement and annual report to stockholders
are available at http://www.proxyvote.com.

By Order of the Board of Directors.

Sergio Garcia
Senior Vice President, General Counsel and Corporate Secretary

Pleasanton, California
April 29, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT

ZELTIQ Aesthetics, Inc.
4698 Willow Road, Suite 100
Pleasanton, California 94588

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

June 16, 2016

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of ZELTIQ Aesthetics, Inc. is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about May 4, 2016, to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Thursday, June 16, 2016, at 9:00 a.m. local time at the Four Points by Sheraton, 5115 Hopyard Road, Pleasanton, CA 94588. You can obtain directions to the Four Points by Sheraton on the hotel’s web site at http://www.starwoodhotels.com/fourpoints/property/overview/index.html?propertyID=712.

Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 26, 2016, will be entitled to vote at the annual meeting. On this record date, there were 39,452,058 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 26, 2016, your shares were registered directly in your name with ZELTIQ’s transfer agent, Computershare Shareholder Services, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 26, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of two directors;

•
Ratification of selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm of ZELTIQ for its fiscal year ending December 31, 2016; and

•	Approval of the ZELTIQ Aesthetics, Inc. 2016 Executive Performance Award Plan.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on June 15, 2016, to be counted.

•
To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 15, 2016, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from ZELTIQ. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 26, 2016.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 3 without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director, “For” the ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ZELTIQ for its fiscal year ending December 31, 2016, and "For" the approval of the ZELTIQ Aesthetics, Inc. 2016 Executive Performance Award Plan. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Broadridge Financial Solutions, Inc. may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Broadridge Financial Solutions, Inc. will be paid its customary fee of approximately $40,000 plus out-of-pocket expenses for its assistance in soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to ZELTIQ’s Corporate Secretary at 4698 Willow Road, Suite 100, Pleasanton, CA 94588.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

If you would like us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to: Corporate Secretary, ZELTIQ Aesthetics, Inc., 4698 Willow Road, Suite 100, Pleasanton, CA 94588 by January 4, 2017; provided, however, that if our 2017 annual meeting of stockholders is held before May 17, 2017, or after July 16, 2017, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2017 annual meeting of stockholders. If you would like to present a proposal at next year’s annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our corporate secretary not earlier than the close of business on the February 16, 2017, nor later than the close of business on March 18, 2017. However, in the event that the date of our 2017 annual meeting is before May 17, 2017, or after August 25, 2017, you must submit it not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us, in accordance with the specific procedural requirements in our bylaws. If you would like a copy of these procedures, please contact our corporate secretary, or access our bylaws on our web site at www.zeltiq.com under Investor Relations – Governance. Failure to comply with our bylaw procedures and deadlines may preclude presentation of the matter at the annual meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “For” votes	Withheld votes will have no effect	None
2	Ratification of the selection of PricewaterhouseCoopers LLP as ZELTIQ’s independent registered public accounting firm for its fiscal year ending December 31, 2016	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None
3	Approval of the ZELTIQ Aesthetics, Inc. 2016 Executive Performance Award Plan	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 39,452,058 shares outstanding and entitled to vote. Thus, the holders of 19,726,030 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

ZELTIQ’s Board of Directors is divided into three classes. Each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors currently has seven members. Dr. Bryan Roberts, one of our directors, has determined not to stand for reelection and, accordingly, the Board has reduced the size of the Board to six members effective at the annual meeting. Two directors are to be elected at the annual meeting, and the Board’s nominees for reelection as directors are D. Keith Grossman and Andrew N. Schiff, M.D. Dr. Schiff was previously elected as a director by our stockholders, and Mr. Grossman was appointed by the Board of Directors in October 2013. Mr. Grossman became known to us through industry relationships, was recommended to the Nominating and Corporate Governance Committee by a non-management director and, after meeting with all members of the Board, was unanimously recommended by the Nominating and Corporate Governance Committee and appointed as a director by the Board. If elected at the annual meeting, each of these nominees would serve until the 2019 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is ZELTIQ’s policy to invite directors and nominees for director to attend the Annual Meeting. All of the directors attended the 2015 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by ZELTIQ. Each person nominated for election has agreed to serve if elected. ZELTIQ’s management has no reason to believe that any nominee will be unable to serve.

Even if a nominee is elected by a plurality of the votes, under our director resignation policy, any nominee for director in an uncontested election, such as the one being held at this Annual Meeting, who received a greater number of votes "withheld" from his or her election than votes "for" such election shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board of Directors the action to be taken with respect to such offer of resignation. The Board of Directors will then act on the Nominating and Corporate Governance Committee's recommendation within ninety (90) days following certification of the stockholder vote, and promptly disclose that decision and an explanation of such decision in a filing with the Securities and Exchange Commission or a press release.

Our nominees and continuing directors are:

Name	Age	Expiration of Term	POSITION HELD WITH ZELTIQ
Nominees
D. Keith Grossman	56	2019	Lead Independent Director, Director
Andrew N. Schiff, M.D.	50	2019	Director
Continuing Directors
Mark J. Foley	50	2017	Chairman, Chief Executive Officer, President, and Director
Kevin C. O'Boyle	60	2017	Director
David J. Endicott	51	2018	Director
Mary M. Fisher	54	2018	Director

The following is a brief biography of each nominee for director and each continuing director, and a discussion of the specific experience, qualifications, attributes or skills of each nominee and each continuing director that the Nominating and Corporate Governance Committee believes qualifies the nominee or continuing director to serve on the Board of Directors.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2019 ANNUAL MEETING

D. Keith Grossman has served on our Board of Directors since October 2013.  In February 2016, the Board appointed Mr. Grossman as its Lead Independent Director to preside over periodic meetings of our independent directors, to serve as a liaison between our Chairman and the independent directors, and to perform such additional duties as our Board may otherwise determine and delegate. Mr. Grossman brings over 30 years of experience in the medical device industry. He most recently served for the second time as Chief Executive Officer, President and Director of Thoratec Corporation (THOR) from September 2014 until October 2015, when the company was acquired by St. Jude Medical.  Previous to Thoratec Corporation he served as Chief Executive Officer, President and a Director of Conceptus, Inc. (CPTS), from December 2011 until September 2013, when the company was acquired by Bayer Healthcare.  Prior to Conceptus, Mr. Grossman served as a Managing Director of TPG (Texas Pacific Group) Biotech from 2007 to 2011, where he co-led the medical device practice, and also served as a Senior Advisor to the healthcare efforts of the buyout fund, TPG Capital.  Before joining TPG Biotech, Mr. Grossman was Chief Executive Officer, President and a Director of Thoratec Corporation from 1996 to 2006. Before joining Thoratec, Mr. Grossman's experience included Sulzermedica and American Hospital Supply Corporation, in a variety of sales, marketing and general management positions. He is a past member of the boards of public companies Kyphon, Inc. (KYPH) and Intuitive Surgical, Inc. (ISRG). He has served on the boards of numerous private medical device companies, as well as the Board of the Medical Device Manufacturers Association. Mr. Grossman received a B.S. in the life sciences from The Ohio State University, and an M.B.A. from Pepperdine University. Mr. Grossman brings to our Board of Directors substantial experience in the life sciences industry, as well as the experience he obtained as a chief executive officer and president of other companies, which make him qualified to serve on our Board of Directors.

Andrew N. Schiff, M.D. has served on our Board of Directors since July 2010. Dr. Schiff joined Aisling Capital in September of 1999 and has served as a Managing Partner since 2002. Prior to joining Aisling Capital, Dr. Schiff practiced internal medicine at The New York Presbyterian Hospital where he maintains his position as a Clinical Assistant Professor of Medicine. In addition to ZELTIQ, Dr. Schiff served as a director of Agile Therapeutics, Inc., a publicly-traded company, until February 2016, and currently serves as a director of a number of private companies. Dr. Schiff received his M.D. from Cornell University Medical College, his M.B.A. from Columbia University, and his B.S. with honors in Neuroscience from Brown University. Dr. Schiff’s medical background, venture experience, and service on the board of directors of several healthcare companies make him qualified to serve on our Board of Directors and to serve as Chairman of our Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

Mark J. Foley has served on our Board of Directors since 2009 and became our Interim President and Chief Executive Officer in April 2012, and our President and Chief Executive Officer in August 2012. He previously served as our Executive Chairman of the Board of Directors from July 2009 to May 2010, and again since February 2016. Mr. Foley currently serves as a Managing Director at RWI Ventures, and until March 2014, was Executive Chairman at Onpharma until its acquisition by Valeant Pharmaceuticals.  Prior to this, Mr. Foley held a variety of operating roles in large public companies and venture-backed startups including U.S. Surgical Corporation, Guidant Corporation, Devices for Vascular Intervention (acquired by Eli Lilly), Perclose (acquired by Abbott) and Ventrica (acquired by Medtronic) where he was the founder and CEO. Mr. Foley has over 25 years of medical device operating, investment and CEO experience.  Additionally, he has partnered with a number of entrepreneurs to assist with the formation and capitalization of new companies.  Mr. Foley serves or has served as Senior Advisor, Executive Chairman, Interim CEO and Board Member to a number of medical device companies. Mr. Foley is currently a director of Glaukos Corporation, a publicly traded company. Mr. Foley received his B.A. from the University of Notre Dame. We believe Mr. Foley is qualified to serve on our Board of Directors because as our President and Chief Executive Officer, he has deep knowledge and understanding of our company and the business. He is also qualified because of his previous medical device experience as a senior executive and his service on the boards of several medical device companies.

Kevin C. O’Boyle has served on our Board of Directors since July 2011. Mr. O’Boyle served as Senior Vice President and Chief Financial Officer at Advanced BioHealing, Inc. from December 2010 until June 2011 when it was acquired. Previously, Mr. O’Boyle served as the Chief Financial Officer of NuVasive, Inc., a medical device company focused on the design, development, and marketing of products for the surgical treatment of spine disorders, from January 2003 to December 2009 and the Executive Vice President of NuVasive from December 2004 to December 2009. Prior to that time, Mr. O’Boyle served as Chief Financial Officer and Chief Operating Officer during his six years with ChromaVision Medical Systems, Inc., a publicly traded medical device firm specializing in the oncology market. Also, Mr. O’Boyle held various positions during his six years with Albert Fisher North America, Inc., a publicly traded international food company, before it was sold in 1996, including Chief Financial Officer and Senior Vice President of Operations. Mr. O’Boyle is currently a member of the board of directors of Wright Medical Group N.V., a global orthopedics company, Genmark Diagnostics, Inc., a molecular diagnostics company, and Sientra, Inc., a medical device company, all publicly traded, and was a member of the board of directors of Durata Therapeutics, a publicly traded pharmaceutical company until it was acquired by Actavis in 2014. Mr. O’Boyle received a B.S. in Accounting from the Rochester Institute of Technology and successfully completed the Executive Management Program at the University of California at Los Angeles, John E. Anderson Graduate Business School. We believe Mr. O’Boyle is qualified to serve on our Board of Directors and to serve as a Chairman of our Audit Committee based on his executive experience in the medical device industry and his financial and accounting expertise.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING

David J. Endicott has served on our Board of Directors since April 2016. Mr. Endicott was President, Medical Devices of Hospira, Inc., the world's leading provider of injectable drugs and infusion technologies and a global leader in biosimilars, from March 2014 until September 2015 when Hospira was acquired by Pfizer Inc. From July 2010 to March 2014, Mr. Endicott served as President, Allergan Medical, Asia Pacific and Latin America and as an executive committee member of Allergan, Inc., a multi-specialty healthcare company. Earlier in 2010 he served as President, Europe, Africa & Middle East. Mr. Endicott currently serves on the board of directors of Orexigen Therapeutics, Inc., a biopharmaceutical company focused on the treatment of obesity and as a member of the board of directors for AdvaMed, the principal industry association for medical devices. Mr. Endicott earned his bachelor's degree in chemistry from Whitman College, his master's in business administration from the University of Southern California and is a graduate of the Harvard Business School Advanced Management Program. We believe Mr. Endicott is qualified to serve on our Board of Directors based on his strong operational and management experience across multiple business and geographic regions which will provide significant value as we continue to push for a greater international presence. His past leadership positions at Allergan and his role in Allergan's international corporate expansion exemplifies his operational, strategic and corporate leadership experience.

Mary M. Fisher has served on our Board of Directors since September 2012. Ms. Fisher currently serves as Chief Executive Officer and Director at Colorescience. Prior to Colorescience, Ms. Fisher was Chief Executive Officer and a Director at SkinMedica from April 2008 to December 2012. Ms. Fisher brings more than 25 years of experience in the pharmaceutical and biotechnology industries including service as Chief Operating Officer of Acorda Therapeutics, a CNS company, with responsibility for corporate strategy and business development, financial planning, sales and marketing, and manufacturing. Previously, Ms. Fisher was Vice President, Strategic Healthcare and Commercial Operations for Cephalon, with responsibility for product planning and marketing, managed care sales, and manufacturing. Her earlier experience includes positions at Immunex and Boehringer Ingelheim. She is also a member of the board of directors of Ovascience, Inc., a publicly traded company, and Neuroscience Nursing Foundation. We believe Ms. Fisher is qualified to serve on our Board of Directors based on her executive experience in the aesthetics medical device industry and her collective experience and expertise, as described above.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board of Directors consults with ZELTIQ’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and ZELTIQ, its senior management and its independent auditors, the Board of Directors has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Ms. Fisher, Mr. Grossman, Mr. O’Boyle, Mr. Endicott, Dr. Roberts and Dr. Schiff. In making this determination, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with ZELTIQ.

Mr. Foley, ZELTIQ’s President and Chief Executive Officer, is not an independent director by virtue of his employment with ZELTIQ.

BOARD LEADERSHIP STRUCTURE

Our bylaws provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. In February 2016, our Board of Directors appointed Mark J. Foley as its Chairman and appointed D. Keith Grossman as its Lead Independent Director. The Chairman of the Board of Directors facilitates communications between members of our Board of Directors and works with management in the preparation of the agenda for each Board of Directors meeting. The Lead Independent Director presides over periodic meetings of our independent directors, to serve as a liaison between our Chairman and the independent directors, and to perform such additional duties as our Board may otherwise determine and delegate. All of our directors are encouraged to make suggestions for Board of Directors agenda items or pre-meeting materials.

Our Board of Directors has concluded that our current leadership structure is appropriate at this time because combining the positions of Chief Executive Officer and Chairman of the Board helps facilitate information flow between the Board and management and helps ensure that the Board and management act with a common purpose while at the same time providing independent leadership structure on the Board by our Lead Independent Director as described above. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board of Directors’ key functions is informed oversight of ZELTIQ’s risk management process. Our Board’s role in risk oversight includes receiving reports from members of management regarding material risks faced by us and applicable mitigation strategies and activities, at least on a quarterly basis. The reports cover the critical areas of operations, sales and marketing, technology, and legal and financial affairs. Our Board and its committees consider these reports, discuss matters with management and identify and evaluate strategic or operational risks, and determine appropriate initiatives to address those risks.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met six times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2015 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Mary M. Fisher	X	X
Jean M. George(1)			X
D. Keith Grossman	X	X
Kevin C. O'Boyle	X*		X
Bryan E. Roberts, Ph.D.			X*
Andrew N. Schiff, M.D.		X*
Total meetings in fiscal 2015	7	8	2

*	Committee Chairperson

(1)	On July 27, 2015 Ms. George resigned as a member of the Board of Directors and each of its committees.

In April 2016, with the appointment of Mr. Endicott to our Board, the Board reconstituted the committees as follows: the Audit Committee comprises Mr. O'Boyle (Chairperson), Ms. Fisher and Mr. Grossman; the Compensation Committee comprises Dr. Schiff (Chairperson), Ms. Fisher and Mr. Endicott; and the Nominating and Corporate Governance Committee comprises Mr. Grossman (Chairperson) and Mr. O'Boyle.

Below is a description of each committee of the Board of Directors.

Each of the committees has authority to engage legal counsel or other experts or advisors, as it deems appropriate, to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to ZELTIQ.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including:

•	engaging our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	monitoring the objectivity and independence of our independent registered public accounting firm and the individuals assigned to the engagement team as required by law;

•	reviewing our annual and quarterly financial statements and reports and discussing the financial statements and reports with our independent registered public accounting firm and management;

•
reviewing with our independent registered public accounting firm and management any significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy, and effectiveness of our internal controls and disclosure controls and procedures;

•	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding internal controls, accounting, or auditing matters;

•	establishing procedures for the confidential, anonymous submissions by employees regarding accounting, internal controls, or accounting matters; and
•    reviewing and, if appropriate, approving proposed related party transactions.

The Board of Directors has adopted a written charter for the Audit Committee which is available to stockholders on our website at www.zeltiq.com.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee meet the independence requirements for serving on the Audit Committee (as currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board of Directors has also determined that Mr. O’Boyle qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. O’Boyle’s level of knowledge and experience based on a number of factors, including his experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015, with management of ZELTIQ. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in ZELTIQ’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Kevin C. O’Boyle
Mary M. Fisher
D. Keith Grossman

*
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of ZELTIQ under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Board has determined that all members of the Compensation Committee, both during 2015 and currently, are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Board of Directors has adopted a written charter for the Compensation Committee which is available to stockholders on our website at www.zeltiq.com.

Our Compensation Committee reviews and evaluates potential risks related to our compensation policies and practices for employees and has determined that we have no compensation risks that are reasonably likely to have a material adverse effect on our company. We structure our compensation to address company-wide risk. This is accomplished in part by tying compensation to corporate goals and individual performance goals. These goals can be adjusted to address risks identified in the risk assessment. We also use a mix of different compensation elements to balance short-term awards versus long-term awards to align compensation with our business strategy and stockholders’ interests. We believe the combination of base salary, performance-based cash, and stock-based incentive awards with multi-year vesting periods is balanced and serves to motivate our employees to accomplish our business plan without creating risks that are reasonably likely to have a material adverse effect on our company. The Compensation Committee report is included in this proxy statement under the caption “Compensation Committee Report.” A summary of the current composition and functions of the Compensation Committee is as follows:

•
determining the compensation and other terms of employment of our executive officers and senior management and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	recommending to our Board the type and amount of compensation to be paid or awarded to our Chief Executive Officer;

•	recommending to our Board the type and amount of compensation to be paid or awarded to members of our Board;

•	evaluating and recommending to our Board the equity incentive plans, compensation plans, and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	administering the issuance of stock options and other equity incentive arrangements under our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements; and

•
reviewing and approving the terms of employment agreements, severance arrangements, change in control protections, and any other compensatory arrangements for our executive officers and senior management

Each year, the Compensation Committee reviews with management ZELTIQ’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

Delegation of Authority

The primary function and scope of authority of the Compensation Committee are identified above. To the extent permitted by law or regulation, the Compensation Committee may delegate authority to one or more members of the Board or to one or more of our executives, and may form and delegate authority to one or more subcommittees and to one or more committees of our executives, except that the Compensation Committee may not delegate authority to approve compensation for the CEO or its other Section 16 officers to any person or committee (other than to a subcommittee consisting exclusively of at least three members of the Compensation Committee). Any such subcommittee or officer shall regularly report to the Compensation Committee on any actions taken pursuant to such delegated authority.

Role of Compensation Consultant

The Compensation Committee has the sole authority directly to engage third party compensation consulting firms, to support the Compensation Committee’s efforts to perform its responsibility to determine executive and director compensation and to administer the related programs. To fulfill its obligations, the Compensation Committee periodically seeks advice from Compensia, Inc. (“Compensia”) to request current market data to evaluate its compensation programs and to receive knowledgeable recommendations. The Compensation Committee has worked with Compensia since July 2011 and determined that Compensia is an independent advisor and there are no conflicts of interest between ZELTIQ, its directors, executive officers and Compensia, in adherence to Section 10C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensia’s role as ZELTIQ’s independent consulting firm is to assist the Compensation Committee in determining executive officer and director compensation by:

•	providing a comprehensive review and evaluation of our current compensation programs and recommending adjustments;

•	providing current market data on compensation trends to assist with the design our compensation plan including equity ownership; and

•	evaluating the peer group to determine if adjustments should be made.

Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.

Non-Employee Director Compensation

The Compensation Committee relies heavily on the market data and analysis of our peer group (identified in the section entitled “Compensation Discussion and Analysis”), the expertise and experience of our members, director qualifications, and Compensia’s market observations to determine the total compensation of our non-employee directors. Our non-employee director compensation consists of an annual retainer and long-term equity. Such compensation is described in detail in the section entitled "Director Compensation."

THE SPECIFIC DETERMINATIONS OF THE COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION FOR FISCAL 2015 ARE DESCRIBED IN GREATER DETAIL IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2015 were Dr. Schiff, Ms. Fisher and Mr. Grossman. No member of our Compensation Committee during 2015 was at any time during 2015 one of our officers or employees, or was formerly an officer or employee. None of our executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee of any other entity that has executive officers who have served on our Board or Compensation Committee.

Compensation Committee Report*

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into ZELTIQ’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Andrew N. Schiff, M.D
Mary M. Fisher
D. Keith Grossman**

*
The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent ZELTIQ specifically incorporates it by reference into such filing.

**
Mr. Grossman served on the Compensation Committee until April 25, 2016, and participated in the compensation discussions and decisions discussed in this proxy statement. Mr. Endicott, who joined our Board and replaced Mr. Grossman on the Compensation Committee on April 25, 2016, did not participate in the compensation discussions and decisions discussed in this proxy statement.

Nominating and Corporate Governance Committee

The Board has determined that all members of the Nominating and Corporate Governance Committee, both during 2015 and currently, are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee which is available to stockholders on our website at www.zeltiq.com.

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members (consistent with criteria approved by the Board), recommend director candidates to the Board and its committees, develop and recommend corporate governance guidelines to the Board, and perform a leadership role in shaping our corporate governance. A summary of the functions of the Nominating and Corporate Governance Committee is as follows:

•	develop and recommend to the Board criteria for identifying, evaluating and recommending candidates for the Board;

•	identify and recruit candidates for the Board, including the review of a candidate’s qualifications and compliance with independence and any other legal requirements for Board or committee service;

•	establish a procedure for and consider any nominations of director candidates validly made by our stockholders in accordance with our bylaws and corporate governance guidelines;

•
recommend to the Board candidates for election or reelection to the Board at each annual stockholders’ meeting and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships, which will include assessing the contributions and independence of individual incumbent directors;

•
make recommendations to the Board concerning the structure, composition and functioning of the Board and its committees, including the reporting channels through which the Board receives information and the quality and timeliness of the information;

•	develop and recommend to the Board corporate governance guidelines applicable to ZELTIQ and annually review and recommend changes, as necessary or appropriate;

•	oversee the annual evaluation of the Board’s effectiveness and performance, and periodically conduct an individual evaluation of each director; and

•	annually evaluate the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.

Consideration and Qualifications of Director Nominees

In evaluating nominees for membership on our Board, our Nominating and Corporate Governance Committee applies the board membership criteria set forth in our corporate governance guidelines. Under these criteria, the Nominating and Corporate Governance Committee takes into account many factors, including an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of ZELTIQ’s stockholders. In addition, the Nominating and Corporate Governance Committee also considers the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with ZELTIQ’s interests. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board does not have a formal policy with respect to diversity of nominees. Rather, our Nominating and Corporate Governance Committee considers board membership criteria as a whole and seeks to achieve diversity of occupational and personal backgrounds on the Board. Our Board is responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates who may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the Nominating and Corporate Governance Committee, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines.

Our Nominating and Corporate Governance Committee will consider candidates proposed for nomination by our stockholders, and does not intend to treat candidates recommended by stockholders differently from other candidates. Stockholders may propose candidates by submitting the names and supporting information to: Corporate Secretary, 4698 Willow Road, Suite 100, Pleasanton, CA 94588. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our corporate governance guidelines, (c) proof of ownership, the class and number of shares, and the length of time that the shares of our voting securities have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve, if elected.

Consideration for Re-Nomination of a Current Director

The Nominating and Corporate Governance Committee reviews, at least annually, the performance of each current director and considers the results of such evaluation when determining whether or not to re-nominate such director for an additional term. In addition to reviewing the qualifications and evaluating the needs of ZELTIQ, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings, and participation in and the contributions to, the activities of the Board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders or other interested parties may communicate directly with one or more members of our Board, or the non-management directors as a group, by writing to the director or directors at the following address: ZELTIQ Aesthetics, Inc., Attn: Corporate Secretary, 4698 Willow Road, Suite 100, Pleasanton, CA 94588. The name of the specific intended Board recipients should be noted in the communication, and the communication will be forwarded to the appropriate directors.

CODE OF BUSINESS CONDUCT

We have adopted a code of business conduct that applies to all of our officers, directors, and employees. We have posted a copy of our code of business conduct, and intend to post amendments to this code, or any waivers of its requirements, on our website at www.zeltiq.com, as permitted under SEC rules and regulations. The reference to our web address does not constitute incorporation by reference of the information contained at or available through this site.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as ZELTIQ’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP has audited ZELTIQ’s financial statements since its appointment in June 2006. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither ZELTIQ’s bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as ZELTIQ’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of ZELTIQ and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to ZELTIQ for the fiscal years ended December 31, 2015, and December 31, 2014, by PricewaterhouseCoopers LLP, ZELTIQ’s principal accountant.

	Fiscal Year Ended
	2015	2014
Audit Fees (1)	$2,284,049	$1,746,832
Audit-related Fees	—	—
Tax Fees (2)	56,445	47,077
All Other Fees	—	—
Total Fees	$2,340,494	$1,793,909

(1)
Audit Fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of ZELTIQ’s financial statements, review of ZELTIQ’s quarterly financial statements, review of our registration statements on Forms S-3 and S-8, and audit services provided in connection with other regulatory filings.

(2)	Tax Fees consist of fees for professional services rendered during the fiscal year related to federal, state and international tax compliance and planning and tax advice.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by ZELTIQ’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this policy.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE ZELTIQ AESTHETICS, INC. 2016 EXECUTIVE PERFORMANCE AWARD PLAN
We are asking stockholders to approve the ZELTIQ Aesthetics, Inc. 2016 Executive Performance Award Plan, which we refer to as the “Performance Plan." The Performance Plan is intended to provide a single, comprehensive program under which we may structure both cash and equity-based awards in a manner designed to qualify as “performance-based compensation” under, and thereby avoid the limitations on the deductibility of such compensation imposed by, Section 162(m) of the Internal Revenue Code or “Section 162(m).” We are not requesting that any shares be reserved for issuance under this the Performance Plan beyond the shares that are and become available for issuance under our existing 2011 Equity Incentive Plan, as explained in more detail below in the section "2011 Equity Incentive Plan Considerations."
Under Section 162(m) of the Internal Revenue Code, or “Section 162(m),” a publicly-held company such as ZELTIQ is not allowed a federal income tax deduction for compensation paid to certain “covered employees” to the extent that the compensation exceeds $1 million in any year. These covered employees are a company’s chief executive officer and its three other most highly compensated executive officers (other than, under current law, the company’s chief financial officer). An exception to this rule is available for compensation that qualifies as “performance-based compensation.” Among the conditions imposed on performance-based compensation in order for it to be deductible is the requirement that the compensation be paid under a plan that has been approved by the company’s stockholders and as to which disclosure of material terms of the plan has been made. For purposes of Section 162(m), the material terms required to be disclosed include the employees eligible to receive the compensation, a description of the business criteria on which the performance goal is based, and the maximum amount of compensation that can be paid or provided during a specified period to an employee under the performance goal. With respect to the various awards that may be granted under the Performance Plan, each of these aspects is discussed below, and stockholder approval of the Performance Plan will be deemed to constitute approval of each of these aspects of the Performance Plan for purposes of the stockholder approval requirements of Section 162(m).
Our Board of Directors believes that approval of the Performance Plan is in our stockholders’ best interests because it provides the opportunity to link a portion of our executives’ compensation to Company performance, in a manner that provides an opportunity to reduce our income tax expense by maximizing the deductibility of compensation. If our stockholders approve this Proposal 3, then to the extent we grant future cash and equity-based awards under the Performance Plan to individuals subject to Section 162(m) and otherwise comply with the provisions of Section 162(m), the compensation paid or provided under these awards will not be subject to the corporate tax deduction limits of Section 162(m). If our stockholders do not approve this Proposal 3, then we will not be able to award our executive officers compensation under the Performance Plan. Irrespective of whether or not our stockholders approve this Proposal 3, we reserve the right to grant and pay cash and equity awards that are not intended to qualify as performance-based compensation under Section 162(m) to our officers and other key employees outside the scope of the Performance Plan should our Compensation Committee determine in its discretion that it is appropriate to do so. Any such other awards will not be a substitute for payments under the Performance Plan if our stockholders do not approve this Proposal 3, or, having received stockholder approval, if the performance goals applicable to a Performance Plan award are not achieved.
Terms and Conditions of the Performance Plan
The following is a summary of the principal terms and provisions of the Performance Plan, which is filed with the SEC as an Appendix to this proxy statement. The following summary does not purport to be a complete description of all provisions of the Performance Plan. To the extent there is a conflict between this summary and the actual terms of the Performance Plan, the actual terms of the Performance Plan will govern. Any stockholder who wishes to obtain a copy of the actual plan may do so upon written request to: Corporate Secretary at 4698 Willow Road, Suite 100, Pleasanton, CA 94588 or may access the document from the SEC’s website at www.sec.gov.
     Purpose. The purpose of the Performance Plan is to allow us to align management’s efforts with the strategic goals of the company by granting competitive performance-based incentive cash and equity-based awards that are deductible as “performance-based compensation” under Section 162(m). Because Section 162(m) imposes certain procedural requirements on performance-based compensation, and because there is limited binding guidance interpreting these Section 162(m) requirements, we cannot guarantee that all awards under the Performance Plan to covered employees will qualify under

Section 162(m). However, we intend to administer the Performance Plan in compliance with Section 162(m) with respect to employees who may be subject to Section 162(m).
Participants. Individuals eligible for Performance Plan awards are certain executive officers and other key employees of the company and its subsidiaries selected by our Compensation Committee. If the Performance Plan were in effect as of March 21, 2016, there would be seven executive officers and no other key employees eligible to receive cash and equity-based awards. As a potential future participant in the Performance Plan, each of our executive officers has an interest in this proposal. Non-employee directors and consultants of the company and its subsidiaries are not eligible to participate in the Performance Plan.
Types of Awards. The Performance Plan permits the grant to eligible employees of cash awards and certain equity awards, including performance shares and performance units, that pay upon achievement of one or more specified performance goals during a specified performance period. The performance goals that may apply to such awards are those set forth below under the caption “Performance Goals.” The Performance Plan also allows the grant of stock options and stock appreciation rights, or “SARs,” that do not incorporate any performance condition other than the stock price-based condition inherent in such awards (each of which must have an exercise price at least equal to the grant date fair market value of the underlying stock). Additional details about the terms of equity awards is set forth below under the caption “Material Terms of Equity Awards.”
2011 Equity Incentive Plan Considerations. The Performance Plan permits the grant of equity awards that qualify as performance-based compensation under Section 162(m). The Performance Plan does not reserve shares for issuance to satisfy such awards. Rather, the shares underlying any equity-based awards granted to eligible employees under the Performance Plan will come from our 2011 Equity Incentive Plan, or the “Equity Plan,” which our Board of Directors and stockholders approved just prior to our initial public offering in October 2011. Equity awards granted under the Performance Plan will in all respects be subject to the terms and conditions of our Equity Plan. We are not amending the terms of the Equity Plan. However, certain of the terms of the Performance Plan are more restrictive than those of the Equity Plan and adoption of the Performance Plan will result in the application of these more restrictive terms to the Equity Plan in certain respects, as described below in “Maximum Award Limits” and “Repricings.” Further, the operation of the Performance Plan and the grant of equity awards under the Performance Plan will not increase the number of shares available for grant under the Equity Plan. Approval of the Performance Plan does not require that we grant equity awards to eligible employees solely under that plan, and our Compensation Committee may choose in its discretion at any time to grant awards that are not intended to qualify as performance-based compensation under Section 162(m) under our Equity Plan. Except as specifically described in this Proposal 3, approval and adoption of the Performance Plan in no way limits our ability to continue to operate and grant awards under our Equity Plan.
As of April 26, 2016, there are approximately 4.0 million shares of Common Stock reserved for issuance under our Equity Plan and 4.2 million shares subject to outstanding awards granted under that plan. The share reserve of our Equity Plan is adjusted from time to time to account for the cancellation of outstanding awards or the forfeiture of shares thereunder, in addition to its automatic increase provision, as more fully described in the section titled “Equity Compensation Plan Information” below. As of April 26, 2016, the closing price of our common stock as reported on the NASDAQ Global Market was $31.01 per share.
Maximum Award Limits. If the Performance Plan is approved and adopted, the maximum number of shares of Common Stock and the maximum dollar value of cash awards that may be granted to any individual participant during a fiscal year with respect to each of the following types of awards will be:

Type of Award	Annual Limit under Performance Plan
Stock Options and SARs	2,000,000 Shares
Performance Shares and Performance Units	1,000,000 Shares
Cash Awards	$3.0 million

In addition, for new hires, the maximum number of shares of Common Stock and the maximum dollar value of cash awards that may be granted to any individual participant will be two times (2x) the above amounts.
To the extent required by Section 162(m), shares subject to awards that are canceled will continue to be counted against the foregoing limits.
Administration. The Performance Plan will be administered by our Compensation Committee, which will have the authority to: (a) interpret the Performance Plan, (b) designate eligible employees, (c) determine the terms and conditions of cash and equity-based awards and whether such awards will be cash or equity-based, (d) certify the extent to which performance goals have been achieved, (e) adopt, interpret, amend and revoke rules for the administration, interpretation and application of the Performance Plan, and (f) decide all other matters in connection with operation of the Performance Plan and the grant and administration of awards under the Performance Plan Our Compensation Committee will consist of at least two members of our Board, each of whom is intended to qualify as an “outside director,” within the meaning of Section 162(m).
Performance Goals. The Performance Plan allows the grant or vesting of cash or equity-based awards upon the attainment of certain pre-established objective performance goals. In granting each performance award, our Compensation Committee will establish in writing the applicable performance period, performance formula and one or more performance goals which, when measured at the end of the performance period based on the performance formula, will determine the final value of the performance award to be paid to the participant. Unless otherwise permitted in compliance with the requirements under Section 162(m), our Compensation Committee will establish the performance goals and performance formula applicable to each performance award no later than the earlier of (a) the date 90 days after the commencement of the applicable performance period or (b) the date on which 25% of the performance period has elapsed, and, in any event, at a time when the outcome of the performance goals remains substantially uncertain. Once established, the performance goals and performance formula applicable to a covered employee will not be changed during the performance period. The company will notify each participant about the terms of such award, including the performance period, performance goals and performance formula.
Performance goals will be established by our Compensation Committee based on one or more measures of business or financial performance, or “performance measures”. Performance measures will be calculated in accordance with the company’s financial statements, or, if such terms are not used in the company’s financial statements, they will be calculated in accordance with generally accepted accounting principles, a method used generally in the company’s industry, or in accordance with a methodology established by our Compensation Committee prior to the grant of the performance award. Performance measures will be calculated with respect to the company and each of its subsidiaries for financial reporting purposes or such division or other business unit as may be selected by our Compensation Committee. Unless otherwise determined by our Compensation Committee prior to the grant of the performance award, the performance measures applicable to the performance award will be calculated prior to the accrual of expense for any performance award for the same performance period and excluding the effect (whether positive or negative) on the performance measures of any change in accounting standards or any unusual or nonrecurring item, as determined by our Compensation Committee, occurring after the establishment of the performance goals applicable to the performance award. Each such adjustment, if any, will be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance measures in order to prevent the dilution or enlargement of the participant’s rights with respect to a performance award. Performance measures may be one or more of the following, as determined by our Compensation Committee:
(i) revenue;
(ii) sales;
(iii) expenses;
(iv) operating income;
(v) gross margin;
(vi) operating margin;
(vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;
(viii) pre-tax profit;
(ix) net operating income;
(x) net income;
(xi) economic value added;

(xii) free cash flow;
(xiii) operating cash flow;
(xiv) balance of cash, cash equivalents and marketable securities;
(xv) stock price;
(xvi) earnings per share;
(xvii) return on stockholder equity;
(xviii) return on capital;
(xix) return on assets;
(xx) return on investment;
(xxi) total stockholder return;
(xxii) employee satisfaction;
(xxiii) employee retention;
(xxiv) market share;
(xxv) customer satisfaction;
(xxvi) product development;
(xxvii) research and development expenses;
(xxviii) completion of an identified special project; and
(xxix) completion of a joint venture or other corporate transaction.

The foregoing performance measures are identical to those previously approved by our stockholders for awards under our Equity Plan.
Performance targets may include a minimum, maximum, target and intermediate levels of performance, with the final value of a performance award determined under the applicable performance formula by the level attained during the performance period. A performance target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by our Compensation Committee.
As soon as practicable following the completion of the applicable performance period, our Compensation Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the award earned by the participant and to be paid upon settlement of the award in accordance with the applicable performance formula. In its discretion, our Compensation Committee may, either at the time it grants a performance award or at any time afterwards, provide for the positive or negative adjustment of the performance formula applicable to a performance award granted to any participant who is not a covered employee under Section 162(m) to reflect such participant’s individual performance in his or her position with the company or such other factors as our Compensation Committee may determine. If permitted under a covered employee’s award agreement, our Compensation Committee will have the discretion to reduce some or all of the value of the performance award that would otherwise be paid to the covered employee upon the payment or settlement of the award notwithstanding the attainment of any performance goal and the resulting value of the performance award determined in accordance with the performance formula. No such reduction may result in an increase in the amount payable upon settlement of another participant’s performance award that is intended to result in performance-based compensation. Unless otherwise required by law or a participant’s award agreement, the payment of the final value, if any, of a performance award held by a participant who has taken in excess of 30 days in unpaid leaves of absence during a performance period will be prorated based on the number of days that the participant was not on an unpaid leave of absence during the performance period.
As soon as practicable following our Compensation Committee’s determination and certification as to whether the participants attained their performance goals, the company will notify each participant of the determination of our Compensation Committee and each eligible participant will be paid the final value of the participant’s performance award in the form of cash, shares of our common stock, or a combination of cash and common stock as determined by our Compensation Committee in accordance with the terms of the award agreement. Unless otherwise provided in the award agreement evidencing a performance award, the payment will be made in a lump sum. If permitted by our Compensation Committee, the participant may elect, consistent with the requirements of Section 409A of the Code, or “Section 409A”, to defer the receipt of all or any portion of the payment to be made to the participant.
If payment is to be made in shares of our common stock, the number of such shares will be determined by dividing the final value of the performance award by the fair market value of a share of our common stock as determined by the method specified in the award agreement. Shares of our common stock issued in payment of any performance award may be fully vested and freely transferable shares or may be shares of stock subject to vesting conditions.
Material Terms of Equity Awards.
The terms and conditions of our Equity Plan govern the equity awards that we may grant under the Performance Plan, except to the extent otherwise described in this Proposal. The following generally describes the material terms and conditions that apply to such equity awards.
Stock Options. Options granted under the Performance Plan are subject to the terms and conditions of stock option agreements approved by our Compensation Committee. Options granted under the Performance Plan will be non-statutory stock options not intended to qualify as incentive stock options under federal tax law. Options vest at the time or times, and upon such conditions, as determined by our Compensation Committee. Vesting of stock options granted under the Performance Plan may be based upon service conditions, performance conditions (including performance goals), or a combination of both. The exercise price of stock options may not be less than 100% of the fair market value of our Common Stock on the grant date. Optionees may pay the exercise price by using (a) cash, check or a cash equivalent, (b) an immediate sale of the stock option shares through a broker designated by us, (c) shares of Common Stock that the optionee already owns, (d) a net exercise arrangement, and (e) other forms of payment approved by our Compensation Committee. Options generally expire 10 years after they are granted, except that they generally expire earlier upon earlier termination of service.
Stock Appreciation Rights. A SAR allows a recipient to benefit from increases in the value of our Common Stock, but does not provide any ownership interest in our Common Stock. SARs are granted pursuant to SAR agreements adopted by our Compensation Committee. Our Compensation Committee determines the strike price of each SAR, which cannot be less than 100% of the fair market value of our Common Stock on the date of grant. Upon exercise of a SAR, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our Common Stock on the date of exercise over the strike price, multiplied by (b) the number of shares of our Common Stock with respect to which the SAR is exercised. Vesting of SARs granted under the Performance Plan may be based upon service conditions, performance conditions (including performance goals), or a combination of both. SARs generally expire 10 years after they are granted, except that they generally expire earlier if the recipient’s service terminates earlier.
Performance Shares. A performance share will generally have an initial monetary value equal to the fair market value of one share of our Common Stock on the grant date, with the final value payable to the participant in settlement of the award determined based on the achievement of performance goals, as described in more detail below. Performance shares are granted pursuant to performance share agreements adopted by our Compensation Committee which include provisions regarding the number of shares the participant may be issued, and the restrictions to which the shares will be subject. Participants have no voting rights with respect to shares of stock represented by performance shares until the date of the issuance of such shares. Vesting of performance shares will be conditioned upon satisfaction of specified performance goals in a manner designed to comply with Section 162(m), although additional service-based vesting conditions may also apply. Dividend equivalent rights may be credited with respect to performance shares in the form cash or additional whole performance shares.
Performance Units. A performance unit will have an initial monetary value established by the Compensation Committee at the time of grant, with the final value payable to the participant in settlement of the award determined based on the achievement of performance goals, as described in more detail below. Performance units are granted pursuant to performance unit agreements adopted by our Compensation Committee. Vesting of performance units will be conditioned upon satisfaction of specified performance goals in a manner designed to comply with Section 162(m), although additional service-based vesting conditions may also apply. Dividend equivalent rights will not be credited in respect of shares covered by performance units.
Repricings. The Equity Plan currently permits our Compensation Committee, without prior stockholder approval, to reprice outstanding stock options and SARs or cancel outstanding stock options and SARs in exchange for the grant of new awards. Notwithstanding this provision, should our stockholders approve the Performance Plan, we commit not to reprice stock options or SARs, cancel and re-grant stock options or SARs, or take any other action with the effect of a repricing without prior stockholder approval. We will apply such limitation to stock options and SARs granted under the Performance Plan and the

Equity Plan, including awards that are not intended to be part of the performance-based compensation program reflected in the Performance Plan. This limitation has the practical effect of eliminating, during the period the Performance Plan remains effective, our ability to reprice stock options and SARs granted to our executive officers. If the Performance Plan is not approved, our Compensation Committee will retain the discretion provided by the Equity Plan to reprice outstanding stock options and SARs.
Changes in Capitalization. In the event that there is a specified type of change in our capital structure without ZELTIQ’s receipt of consideration, such as a stock split, equitable adjustments will be made to (a) the maximum number and kind of shares subject to equity-based awards that can be granted to a participant under the Performance Plan in a fiscal year, and (b) the number and kind of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding equity-based awards under the Performance Plan, in each case as set forth in the Equity Plan.
Change in Control. In the event that ZELTIQ undergoes a change in control (as defined in the Equity Plan), outstanding equity awards will be governed by the terms of the Equity Plan which in turn provides that our Compensation Committee may provide for one or more of the following:

•	The acceleration of the exercisability, vesting and/or settlement of outstanding equity awards or a portion of such awards;

•	The continuation, assumption, or substitution of equity awards by the surviving corporation or its parent company; or

•
The cancellation of equity awards in exchange for a payment in cash, stock or other property equal to the fair market value of the consideration to be paid for each share of Common Stock reduced by the exercise price, if any, otherwise payable in connection with each applicable award, provided however, that stock options and SARs that have an exercise price per share equal to or greater than the fair market value of the consideration to be paid per share of Common Stock may be canceled for no consideration.

Amendments or Termination. Our Board of Directors may amend or terminate the Performance Plan at any time, provided that no such action will, without the prior approval of our stockholders to the extent required by Section 162(m), increase the per-person grant limits; alter the list of permissible performance goals; or implement any other change requiring stockholder approval in order for the Performance Plan to comply with Section 162(m). In addition, no amendment, suspension or termination will, without the consent of a participant, alter or impair the participant’s right to receive payment or settlement of an award otherwise earned and payable under the terms of the Performance Plan. The Performance Plan will terminate on the earlier of (a) a date determined by our Board of Directors or Compensation Committee, or (b) upon the first annual meeting of stockholders occurring in 2021.
Federal Income Tax Consequences of Awards Granted under the Performance Plan
The following is a general summary as of the date of this proxy statement of the U.S. Federal income tax consequences to participants and the company with respect to cash and equity-based awards granted under the Performance Plan. This summary does not address state, local or foreign tax treatment, which may vary from the U.S. Federal income tax treatment.
Cash-Based Awards. In general, a participant will recognize ordinary income when a cash-based award is paid. Certain cash-based awards may be subject to Section 409A, as more fully described below.
Nonstatutory Stock Options. No taxable income is recognized by an optionee upon the grant of a stock option. The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.
Stock Appreciation Rights. In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.
Performance Shares. A participant who receives an award of performance shares does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting dates less the cash, if any, paid for the shares.

Performance Units. In general, no taxable income results upon the grant of a performance unit. The recipient will generally recognize ordinary income (subject to withholding if the recipient is an employee or former employee) equal to the fair market value of the shares or cash that are delivered to the recipient upon settlement of the performance unit.
Section 409A. The foregoing description assumes that Section 409A does not apply to an award. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax in addition to the federal income tax at the participant’s usual marginal rate for ordinary income.
Tax Treatment of ZELTIQ. The company will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the Performance Plan. As described herein, Section 162(m) may limit the deductibility of awards granted under the Performance Plan.
Section 162(m) Considerations. Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and three other highest compensated executive officers (other than the chief financial officer under current rules). Stock options and SARs are exempt from this limitation if (a) the exercise price is at least 100% of the fair market value of the underlying stock on the date the option or SAR is granted and (b) the plan under which the options are granted is approved by the stockholders and contains a limit on the number of options or SARs granted to any one individual under the plan during a specified period. Various other rules apply with regard to Compensation Committee independence and the procedures that must be followed by the Compensation Committee in connection with performance-based awards under Section 162(m). Other stock awards, such as performance shares and performance units, and cash awards, must vest (or be paid, as the case may be) only upon the achievement of objective performance goals established in writing by our Compensation Committee while the outcome is substantially uncertain, the material terms of which have been approved by the stockholders, in order to qualify as performance-based compensation and be exempt from this limitation, as well as be granted under a plan and by a compensation committee that complies with these rules. As described in more detail above, the Performance Plan includes certain annual limits, as described above, on the number of shares that may be granted to an individual under options, SARs, performance shares, and performance units, as well as a cash limit, in order to comply with the Section 162(m) requirements.
The approval sought by this Proposal 3 is to qualify the Performance Plan as a plan under which Section 162(m)-qualified performance-based compensation awards may be granted. Our Compensation Committee reserves the right to grant awards under the Performance Plan that do not qualify as performance-based compensation.
New Plan Benefits and Equity-Based Award Grant Table
Future awards under the Performance Plan to eligible participants are not determinable in advance because these grants are subject to the discretion of our Compensation Committee. Accordingly, we have not included a table that reflects such awards. For information regarding recent cash and equity-based awards to our named executive officers under our existing compensation plans, please see the information contained in the Summary Compensation Table and the Grants of Plan-Based Awards tables in the section titled “Executive Compensation” below.
Vote Required for Approval and Recommendation of Board
Under our bylaws and the NASDAQ rules, approval of the Performance Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote on such proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of ZELTIQ’s equity compensation plans in effect as of December 31, 2015.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders (1)	3,954,243 (2)	$6.86 (3)	3,974,210 (4)
Equity compensation plans not approved by security holders	–	–	–
Total	3,954,243	6.86	3,974,210

(1)	Includes our 2005 Stock Option Plan, 2011 Equity Incentive Plan, 2011 Employee Stock Purchase Plan and the 2012 Stock Plan.

(2)	Represents 2,641,592 shares subject to outstanding options, 1,312,651 shares subject to outstanding restricted stock. Excludes securities that may be issued under our Employee Stock Purchase Plan.

(3)	Excludes shares of outstanding restricted stock which do not have an exercise price.

(4)
Represents, as of December 31, 2015, 3,517,305 shares of our common stock reserved for future issuance under our equity compensation plans, and 456,905 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of shares of our common stock as of January 31, 2016, by:

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table, referred to as the "named executive officers";

•	all executive officers and directors of ZELTIQ as a group; and

•	all those known by us to be beneficial owners of more than five percent of our common stock.

The information in the table below regarding the beneficial owners of 5% or more of our common stock is based on our review of Schedule 13D and Schedule 13G filings with the Securities and Exchange Commission. Each person listed below has sole voting and investment power with respect to the shares beneficially owned, unless otherwise stated.

Name and Address	ZELTIQ Common Stock Direct	Stock options exercisable within 60 days(1)	Restricted Stock Units distributable within 60 days(2)	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned(3)
5% Holders:
Entities affiliated with Capital World Investors (4)	3,002,044	—	—	3,002,044	7.7%
Entities affiliated with FMR LLC (5)	2,665,700	—	—	2,665,700	6.8%
Lord, Abbet & Company, LLC (6)	2,522,165	—	—	2,522,165	6.4%
Entities affiliated with Visium Asset Management, LP (7)	2,448,867	—	—	2,448,867	6.2%
Entities affiliated with Point72 Asset Management, L.P. (8)	2,410,225	—	—	2,410,225	6.1%
Entities and managing members affiliated with Aisling Capital III, L.P. (9)	2,360,672	—	—	2,360,672	6.0%
Directors:
Mark J. Foley(10)	176,529	1,453,589	39,778	1,669,896	4.3%
Jean M. George	416	—	965	1,381	*
Bryan E. Roberts, Ph.D.(11)	1,775,134	68,940	965	1,845,039	4.7%
Kevin C. O’Boyle	3,309	107,311	965	111,585	*
Andrew N. Schiff, M.D.(12)	2,357,043	993	965	2,359,001	6.0%
Mary Fisher	3,309	—	965	4,274	*
D. Keith Grossman	3,309	48,987	965	53,261	*
Other Named Executive Officers:
Patrick F. Williams	22,988	83,382	10,091	116,461	*
Sergio Garcia	28,198	46,733	4,527	79,458	*
Keith J. Sullivan(13)	43,078	131,042	12,708	186,828	*
Leonard DeBenedictis	2,774	13,030	4,537	20,341	*
All executive officers and directors as a group (13 persons)(14)	4,416,087	1,954,007	77,431	6,447,525	15.6%

*	Represents less than 1%

(1)	Represents shares of common stock that the holder may acquire upon the exercise of currently vested options or options that will become vested within 60 days of January 31, 2016.

(2)	Represents shares of common stock that the holder may acquire upon the vesting of restricted stock units that will vest within 60 days after January 31, 2016.

(3)
The percentage of shares beneficially owned is based on 39,239,369 shares of Common Stock outstanding as of January 31, 2016. Shares of Common Stock subject to restricted stock unit awards or options which are currently vested or exercisable or which will become vested or exercisable within 60 days after January 31, 2016, are deemed to be beneficially owned by the person holding such restricted stock units or options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

(4)
Based on a Schedule 13G/A filed with the SEC on February 16, 2016, reporting beneficial ownership as of December 31, 2015. Capital World Investors, a division of Capital Research and Management Company (CRMC), holds more than five percent of the outstanding Common Stock of ZELTIQ on behalf of SMALLCAP World Fund, Inc. Capital World Investors disclaims beneficial ownership of these shares. The address of the principal business office of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

(5)
Based on a Schedule 13G/A filed with the SEC on February 12, 2016, reporting beneficial ownership as of December 31, 2015. Each of FMR LLC and Abigale P. Johnson have sole dispositive power over all of these shares, and FMR LLC has sole voting power over 139,700 of these shares. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. The address of the principal business office of FMR LLC and Ms. Johnson is 245 Summer Street, Boston, MA 02210.

(6)
Based on a Schedule 13G/A filed with the SEC on February 16, 2016, reporting beneficial ownership as of December 31, 2015. Lord, Abbett & Co. LLC has sole voting power over 2,481,861 of these shares and sole investment power over 2,468,625 of these shares. The address of the principal business office of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, NJ 07302. On March 10, 2016, Lord, Abbett & Co. LLC filed another Schedule 13G/A reporting that it ceased to have beneficial ownership of 5% or more of ZELTIQ’s common stock.

(7)
Based on Schedule 13G/A filed with the SEC on February 12, 2016, reporting beneficial ownership as of December 31, 2015. Visium Asset Management, LP, JG Asset, LLC and Jacob Gottlieb each have a shared voting and investment power over all of these shares, and Visium Balanced Master Fund, Ltd. has shared voting and investment power over 2,182,528 of these shares. The address of the principal business office of each of these entities is c/o Visium Asset Management, LP, 888 Seventh Avenue, New York, NY 10019.

(8)
Based on a Schedule 13G/A filed with the SEC on February 16, 2016, reporting beneficial ownership as of December 31, 2015. Each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. has shared voting and investment power over 2,319,887 of these shares, Cubist Systematic Strategies, LLC has shared voting and investment power over 15,368 of these shares, EverPoint Asset Management, LLC has shared voting and investment power over 75,000 of these shares, and Steven A. Cohen has shared voting and investment power over the shares beneficially owned by each of these entities. Point72 Asset Management, Point72 Capital Advisors Inc., Cubist Systematic Strategies, EverPoint Asset Management and Mr. Cohen directly own none of these shares, but have investment and voting power over these shares pursuant to investment management agreements with respect to securities held by certain investment funds, or control over the entities that mange the investment funds. Each of Point72 Asset Management, Point72 Capital Advisors Inc., Cubist Systematic Strategies, EverPoint Asset Management and Mr. Cohen disclaims beneficial ownership of any of these shares. The address of the principal business office of: (a) Point72 Asset Management, Point72 Capital Advisors, Inc. and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902; (b) Cubist Systematic Strategies is 330 Madison Avenue, New York, NY 10173; and (c) EverPoint Asset Management is 510 Madison Avenue, New York, NY 10022.

(9)
Based on a Schedule 13D/A filed with the SEC on November 20, 2015, reporting beneficial ownership as of November 18, 2015. Each of Aisling Capital III, LP, Aisling Capital Partners III, LP, Aisling Capital Partners III LLC, Steve Elms, Dennis Purcell and Andrew Schiff have shared dispositive power over 2,353,734 of these shares. In addition, Mr. Elms has sole dispositive power over 2,398 of these shares, and Dr. Schiff has sole dispositive power over 6,938 of these shares. Dr. Schiff is a director of ZELTIQ. The address of the principal business office of each of these entities is 888 Seventh Avenue, 30th Floor, New York, NY 10106.

(10)	Mr. Foley is also a named executive officer.

(11)
Shares held directly include 1,771,825 shares held by various Venrock funds. Dr. Roberts is a partner at Venrock, shares voting and dispositive power over the shares held by the Venrock funds and may be deemed to beneficially own all shares held by the Venrock funds. Dr. Roberts disclaims any beneficial ownership of these shares held by the Venrock funds except to the extent of any pecuniary interest therein.

(12)
Shares held directly include 2,360,672 shares held by entities affiliated with Aisling Capital III, L.P. See footnote (9). Dr. Schiff disclaims any beneficial ownership of these shares held by Aisling except to the extent of any pecuniary interest therein.

(13)	Mr. Sullivan's direct ownership includes 5,000 shares acquired by an IRA.

(14)	Includes amounts set forth in footnotes (11) – (13) above, and shares beneficially owned by two executive officers who are not named executive officers.

Mr. Endicott became a director on April 25, 2016, after the effective date of this table. Mr. Endicott did not beneficially own any shares of our common stock on January 31, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ZELTIQ. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE OFFICERS

Our executive officers are appointed by and serve at the discretion of the board of directors. There are no family relationships among our directors and officers. The following table provides information regarding our executive officers, including their ages and positions, as of April 29, 2016:

Name	Age	Position
Mark J. Foley	50	Chairman, Chief Executive Officer, President, and Director
Todd E. Zavodnick	44	President, International
Keith J. Sullivan	58	Chief Commercial Officer and President, North America
Taylor Harris	40	Chief Financial Officer and Senior Vice President
Sergio Garcia	54	Senior Vice President, General Counsel and Corporate Secretary
Carl H. Lamm	54	Vice President of Operations
Brad Hauser	39	Vice President of Research and Development

Mark J. Foley –Biographical information with respect to Mark J. Foley is provided above under “Proposal 1 – Directors Continuing In Office Until the 2017 Annual Meeting.”

Todd E. Zavodnick has served as President, International, since February 2016. Prior to joining ZELTIQ, Mr. Zavodnick was the President & General Manager of Galderma North America, where he was responsible for all North America operations within the Pharmaceutical, Consumer (self-medication), and Aesthetic & Corrective businesses. He also previously served as Galderma’s Vice President, General Manager Aesthetic & Corrective USA, from May 2014 to January 2015, during which time he was responsible for Galderma’s Aesthetic & Corrective operations in the United States. Todd also served as Senior Regional Director for Galderma's European and Latin America Operations, from May 2012 to January 2015, during which time he was responsible for all operations within Europe, Middle East, Africa, and Latin America for Galderma regarding all business units of Pharmaceutical, Consumer (self-medication), and Aesthetic and Corrective Lines.  Prior to joining Galderma, Mr. Zavodnick served as President, China and Mongolia for Alcon, a Novartis company, from April 2009 to July 2012, at which he oversaw operations for Alcon China and Mongolia focusing on the areas of medical devices, pharmaceuticals and consumer eye care. In his career, Mr. Zavodnick has spent time leading organizations in Asia (residing in Beijing, China, for four years), Europe (residing in Lausanne, Switzerland, for two and a half years), the Middle East, Africa, and Latin America for Alcon Laboratories and Galderma Laboratories. He began his career as a Registered Pharmacist.  In addition Mr. Zavodnick serves on the Board of Directors for the Children's Skin Disease Foundation whose mission is to care for children with severe life threatening skin diseases. Mr. Zavodnick earned a Bachelor of Science degree in Pharmacy from Rutgers University and an M.B.A. from the University of Texas at Dallas.

Keith J. Sullivan has served as Chief Commercial Officer and President, North America since January 2016 and previously served as Senior Vice President and Chief Commercial Officer since November 2014. He served as Senior Vice President of Worldwide Sales and Marketing from July 2013 through October 2014. Mr. Sullivan first joined ZELTIQ as Senior Vice President of Worldwide Sales in October 2012. Mr. Sullivan has more than 30 years of sales experience in the medical device industry. Most recently, Mr. Sullivan served as Senior Vice President of Commercial Operations of Medicis Technology, a division of Medicis Pharmaceuticals, Inc., a specialty pharmaceutical company focusing primarily on products for the treatment of dermatological and aesthetic conditions, from February 2010 to November 2011. While at Medicis, Mr. Sullivan was responsible for developing and implementing the global sales and marketing strategy for Liposonix, a High Intensity Focused Ultrasound (HIFU) device that subcutaneously treats unwanted fat. Mr. Sullivan later led the Medicis divestiture team, orchestrating the sale of Liposonix to Solta in November 2011. Prior to Medicis, Mr. Sullivan served as VP of Global Sales and Channel Marketing of Reliant Technologies, a medical aesthetic laser company that pioneered the fractional technology in a product known as Fraxel, where he was one of five officers responsible for all strategic decisions for Reliant and helped to develop the company’s recurring revenue model. Earlier in his career, Mr. Sullivan held sales positions of increasing responsibility at companies such as Medtronic, Vision Quest Laser, Coherent Medical and American V. Mueller, a division of American Hospital Supply. Mr. Sullivan has a Bachelor of Business Administration from the College of William and Mary.

Taylor Harris has served as Chief Financial Officer and Senior Vice President since April 2016; however, he joined the company in March 2016 on a part-time basis as Vice President of Finance. Mr. Harris previously served as Vice President and Chief Financial Officer at Thoratec Corporation from October 2012 until October 2015 when Thoratec was acquired by St. Jude Medical, Inc., during which tenure he was responsible for all finance, accounting, treasury and investor relations functions. Mr. Harris joined Thoratec as its Senior Director of Investor Relations and Business Development in February 2010, in which capacity he was responsible for developing and executing the company's investor relations strategy, as well as supporting the company's strategic and business development activities. Prior to joining Thoratec, Mr. Harris worked at JPMorgan Chase & Co. for over a decade in several capacities, including as a Vice President in the firm's Healthcare Investment Banking and Equity Research departments. Mr. Harris holds a Bachelor of Arts in Physics and Economics from the University of North Carolina at Chapel Hill.

Sergio Garcia has served as Senior Vice President, General Counsel and Corporate Secretary since March 2012. With more than two decades of legal and compliance experience, Mr. Garcia brings a wealth of expertise and knowledge to ZELTIQ. Before joining ZELTIQ, Mr. Garcia was a partner at the law firm Reed Smith LLP from July 2008 to February 2012 and at Fenwick & West LLP from October 2005 to July 2008 where he advised public and private emerging growth biotechnology and medical device companies on corporate governance, securities matters, and strategic transactions, including mergers and acquisitions. Prior to that, Mr. Garcia served as Vice President, Legal and General Counsel at PDL BioPharma Inc. where he was responsible for overseeing the company's legal affairs worldwide, including corporate governance, securities compliance, strategic partnerships, litigation, licensing and mergers and acquisitions activity. Mr. Garcia received his Bachelor of Arts degree in International Relations from Stanford University and his J.D. degree from the University of California, Berkeley, School of Law.

Carl H. Lamm has served as Vice President of Operations since November 2012 and previously served as Vice President of Manufacturing & Supply Chain from July 2011 to November 2012 and as Senior Director of Supply Chain from April 2008 to July 2011. Prior to joining ZELTIQ, Mr. Lamm served as Manufacturing Manager at Thoratec Corporation, as Operations Manager at Varian Inc. and Director of Logistics and Materials at Orthopedic Technology Inc. With over 25 years of Operations experience in Class II and III Medical Device and High Technology companies managing operations, supply chain and manufacturing functions, Mr. Lamm is now responsible for establishing a flexible, scalable, cost effective and quality driven operations organization. Mr. Lamm holds a Bachelor of Arts in Economics from the University of Washington and an M.B.A from Saint Mary’s College.

Brad Hauser has served as Vice President of Research and Development since July 2015. He joined ZELTIQ in December 2013 as Vice President of Product and Clinical Strategy. Prior to joining ZELTIQ, Mr. Hauser served as Executive Vice President, Commercial Operations for Cutera, from June 2011 to December 2013, where he was responsible for marketing, clinical and business development activities for its global laser and energy-based devices. From April 2010 to June 2011, Mr. Hauser served as Director of Research and Development at Medicis where he was responsible for clinical and product development for the LipoSonix program. Prior to joining Medicis, Mr. Hauser served as Managing Director of Product and Clinical Marketing at Solta Medical. Mr. Hauser received his Bachelor of Arts in Human Biology from Stanford University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. It discusses the Compensation Committee’s and Board's determination of how and why, in addition to what, compensation actions were taken for each person serving as our chief executive officer, our chief financial officer and our three other most highly compensated executive officers in 2015. These individuals are collectively referred to in this discussion as the “named executive officers” because they are named in the compensation tables included in this proxy statement.
Our named executive officers for 2015 were:

Name	Position
Mark J. Foley	Chairman, Chief Executive Officer, President, and Director
Patrick Williams	Former Chief Financial Officer and Senior Vice President
Keith J. Sullivan	Chief Commercial Officer and President, North America
Sergio Garcia	Senior Vice President, General Counsel and Corporate Secretary
Leonard C. DeBenedictis	Chief Technology Officer
Investors are encouraged to read this discussion in conjunction with the compensation tables and related notes, which include more detailed information about the compensation of the named executive officers for 2015 as well as prior years.
Compensation Philosophy and Objectives
The Compensation Committee of the Board of Directors designs our compensation and benefits programs to attract, retain, and incentivize talented and qualified executives who share our commitment to our vision, customers, and constituents. We recruit and hire employees who strive to meet and surpass our annual and long-term corporate goals and build long-term value for our stockholders. The Compensation Committee and Board believe compensation incentives should promote the success of our company and motivate our executive officers to pursue and exceed our corporate objectives.

The Compensation Committee’s philosophy is that an appropriate portion of an executive’s compensation should be performance-based to encourage and foster a culture in which individual performance is aligned with corporate objectives. The Compensation Committee believes that by promoting a pay-for-performance philosophy it will enable us to align our executive officers' interests with those of our stockholders. Our performance-based compensation programs combine short- and long-term components, consisting of cash bonuses based on performance, and equity grants that vest over time (and increase in value with the increase in our stock price) or upon achievement of performance objectives, in amounts and proportions aimed to create incentives and reward our executive officers for achieving and surpassing our corporate objectives. Our executive compensation program also is intended to make us competitive in our industry, where there is considerable competition for talented executives.

Role of "Say-on-Pay" Vote

At the 2012 annual meeting, our stockholders voted to review our executive compensation, commonly referred to as a "say-on-pay" vote, once every three years. At the 2012 annual meeting, we presented stockholders with a non-binding say-on-pay vote on our executive compensation described in the 2012 proxy statement. Of the total votes cast, approximately 99% were in favor of our executive compensation. The Compensation Committee reviewed the results of the vote and concluded that the stockholders had endorsed the Compensation Committee’s compensation philosophy. Taking into consideration the 2012 say-on-pay vote, the Compensation Committee continued its compensation philosophy and practices and, in February 2015, applied the same compensation principles in establishing 2015 compensation.

At the 2015 annual meeting, held in June 2015, we presented stockholders with a non-binding say-on-pay vote on our executive compensation described in the 2014 proxy statement. Of the total votes cast, nearly 80% were in favor of our executive compensation. The Compensation Committee reviewed the results of the vote and concluded it was not necessary to make any changes to its compensation philosophy.
Summary of Compensation Program
The overall objective of our compensation program is to motivate our executives to meet and exceed our corporate goals and build stockholder value. Therefore, the elements of our compensation program are focused on providing our executives with both annual and long-term performance incentives. The elements include:
•Base salary;
•Annual performance-based cash incentive awards;
•In cases of exceptional performance, additional cash bonuses; and
•Stock-based incentive awards.
We also provide our executives with the same benefits we provide generally to our employees, including health insurance, short-term and long-term disability insurance, life and accidental death and dismemberment insurance, and other insurance benefits.
In determining the amounts of each of these compensation elements, the Compensation Committee considers the following objectives:

 An appropriate portion of executive compensation should be performance-based. We believe that a meaningful portion of executive compensation should be directly tied to the performance of our company as a whole. Consistent with this objective, we adopted a 2015 Corporate Bonus Plan to reward achievement of our corporate goals.
Stock-based incentive awards should be a significant portion of executive compensation. We believe a meaningful portion of executive compensation should be tied to the long-term performance of the organization with a focus on building long-term stockholder value. By granting executives stock option, performance stock unit and restricted stock unit awards, we directly incentivize our executives to build stockholder value. To assure the long-term focus on stockholder value as well as to retain our executives responsible for achieving this objective, our stock option and restricted stock unit awards typically have a four-year vesting schedule.
Our executive compensation should be competitive and fair. Executive talent is important to our organization, and there is significant competition for top talent in the medical technology industry. To attract and retain talented executives, our compensation programs should be competitive when compared to our peers and fair with respect to internal and external considerations.

Compensation Process
Our Compensation Committee is responsible for establishing our compensation philosophy and ultimately determining the compensation levels for our named executive officers, including base salaries, cash incentive compensation and stock-based incentive awards. The Compensation Committee is also responsible for approving the corporate goals for purposes of determining annual cash incentive awards. To assist the Compensation Committee, our Chief Executive Officer collaborates with our Chief Financial Officer and Human Resources to develop recommendations to make to the Compensation Committee for base salaries, cash incentive bonus plans, stock-based incentive awards, corporate goals for the fiscal year, and individual performance goals for each named executive officer (other than with respect to the Chief Executive Officer’s own compensation). The Compensation Committee in its sole discretion determines whether to adopt the Chief Executive Officer’s recommendations. No named executive officer may be present at the time his or her compensation is being discussed or determined by the Compensation Committee. With respect to the compensation of the Chief Executive Officer, the Compensation Committee makes recommendations to the Board, and the Board ultimately approves the compensation of the Chief Executive Officer.

The Compensation Committee engaged Compensia, a national compensation consulting firm, to provide executive compensation advisory services, which services with respect to 2015 compensation for the named executive officers included the following:

•	an assessment of executives’ base salaries, cash incentives and equity compensation levels, and plan structures;

•	a review of market practice with respect to executive severance and change in control arrangements;

•	a review of recommendations for our peer group;

•	a review of market data and compensation trends specific to our peer group to design compensation plans; and

•	a review of our compensation discussion and analysis included in our proxy statement.
Determination of Executive Compensation
In setting the compensation for our named executive officers, our Compensation Committee places significant emphasis on the recommendations of our Chief Executive Officer for all named executive officers, except with respect to the compensation of the Chief Executive Officer. Our Compensation Committee also considers market data, our overall performance during the prior fiscal year relative to our financial goals and the executive’s individual contributions during the prior fiscal years toward the achievement of our corporate goals. Our Compensation Committee determines compensation for newly hired executive officers based on the following (not mentioned in any specific order): (1) significance of the position relative to our business needs and objectives; (2) competitive market data of our peer companies and other available market data; (3) industry experience; (4) experience and expertise; and (5) arm's-length negotiations between the company and the executive officer in connection with the executive officer becoming employed by us.
Establishment of Peer Group
In the second half of 2011 in connection with our initial public offering, the Compensation Committee engaged Compensia to conduct a compensation analysis of our peer group, and has continued to use Compensia ever since. In November 2014, Compensia reviewed our peer group originally established in 2013, and delivered its findings and recommendations to the Compensation Committee, which our Compensation Committee adopted, leading to the removal of one company from the peer group, due to reduced market capitalization (PhotoMedex) and one company from the peer group due to reduced revenue and market capitalization (Biolase) and the inclusion of two new companies (Fluidigm and LDR Holding) as replacement. Compensia’s and the Compensation Committee’s goal in creating the new peer group was to establish representative industry group most similar to the company based on revenues, industry segment, business model and U.S. location. The 2015 peer group was as follows:

Abaxis, Inc. ABIOMED, Inc. AtriCure Inc. Atrion Corporation Cardiovascular Systems, Inc.	Cynosure, Inc. DexCom, Inc. Endologix, Inc. HeartWare International, Inc.	Insulet Corporation LDR Holding Fluidigm Vascular Solutions, Inc.
Components of Executive Compensation
As indicated above, our executives are compensated through a combination of annual and long-term incentives designed to motivate them to help us achieve our key corporate goals and build value for our stockholders.

The Compensation Committee considers many factors in the process of determining compensation levels for each named executive officer, including:

•	the Compensation Committee’s belief that our compensation amounts should be internally fair and equitable relative to roles, responsibilities, and relationships among our named executive officers;

•	prior compensation or amounts realized or realizable from equity compensation by named executive officers; and

•	the evaluations and recommendations of our Chief Executive Officer based on his evaluation of each executive's performance and contributions (other than with respect to his own compensation).

We do not have a predefined framework that determines which factors may be more or less important, and the emphasis placed on specific factors may vary among the named executive officers. Ultimately, it is our Compensation Committee’s judgment of these factors, along with competitive data, that form the basis for determining named executives’ compensation.

Base Salary

Our Compensation Committee is responsible for setting our executive base salaries based on input from the Chief Executive Officer (except with respect to the compensation of the Chief Executive Officer, whose base salary the Compensation Committee recommends to the Board, with Board making the final determination). The Compensation Committee annually sets the base salary for our executives and adjustments are made to reflect performance-based factors and competitive conditions.

At the beginning of 2015, the Compensation Committee increased the base salary of Mr. Williams, our then Chief Financial Officer, by approximately 2.0% from $318,750 per year to $325,000 per year due to his performance and after a review of Compensia's market findings.

Based upon Compensia's market findings and to remain competitive with salaries offered by peer companies, the Board of Directors increased the base salary of Mr. Foley by 5% from $500,000 per year to $525,000 at the beginning of 2015 based on a recommendation by the Compensation Committee.

In mid-2015, Mr. DeBenedictis began working a reduced schedule of 80%, representing a 32 hour workweek. As such, his base salary was reduced from $300,000 per year to $240,000 per year effective July 1, 2015, as approved by the Compensation Committee.

No other adjustments were made to the base salaries of named executive officers in 2015.

Performance-Based Cash Incentive Awards

Our Compensation Committee is responsible for administration of our bonus plans, and in 2015 adopted the 2015 Corporate Bonus Plan, or the Bonus Plan, which provided for cash incentive awards for performance in 2015. All named executive officers were eligible to participate in the Bonus Plan. The Bonus Plan was designed to align our named executive officers’ efforts with our corporate goals and our Compensation Committee’s pay-for-performance philosophy. Each named executive officer had a target bonus ranging from 45% to 100% of his base salary.
In determining the percentage of base salary used to establish the target bonus for each of the named executive officers, the Compensation Committee (and the Board with respect to our Chief Executive Officer), considered the factors described above in the Components of Executive Compensation. The Compensation Committee has no formula for making these determinations, but uses its judgment and industry knowledge, as well as the advice of Compensia, in determining the target bonus as a percentage of base salary. For 2015, the Compensation Committee (and the Board with respect to our Chief Executive Officer), set target bonuses as a percentage of base salary for our named executive officers as follows:

Name	Target Bonus as a Percentage of Base Salary
Mark J. Foley	100%
Patrick F. Williams	60%
Sergio Garcia	45%
Keith J. Sullivan	70%
Leonard C. DeBenedictis	45%

For our Chief Executive Officer, the Compensation Committee and the Board determined that 100% of his actual bonus would be determined based solely on company performance as against the established metrics. For our other named executive officers, 70% of actual bonus would be based on company performance as against the established metrics, and the remaining 30% would be based on individual goals. There are no guaranteed bonuses under the Bonus Plan. The company must achieve corporate goals and objectives, at specified levels, for any bonus payouts to occur that are tied to company performance. Individual goals are set at the beginning of the year specific to each named executive officer’s functional area.

The Compensation Committee and the Board determined that the metrics for company performance under the Bonus Plan would be 2015 revenues and 2015 Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, excluding stock-based compensation), which are collectively referred to as the “Corporate Objective.” Further, the Compensation Committee and the Board determined to weight these metrics for the Bonus Plan with 70% for revenue performance and 30% for Adjusted EBITDA performance, for purposes of determining actual payouts. The Compensation Committee and the Board determined to use these metrics and weightings for the Bonus Plan based upon their determination that these metrics and weightings were the appropriate mix to best motivate the named executive officers to maximize the company’s financial performance.

The Compensation Committee and the Board determined that no bonus would be achieved unless at least $230 million of 2015 revenue was recognized, and no less than $13 million of Adjusted EBITDA was achieved. At these minimum levels, 75% of the Corporate Objective component of target bonuses would be earned. For amounts above these minimums, actual bonuses related to the Corporate Objective component of target bonuses would increase to 100% of the target bonus tied to Corporate Objective being paid if (1) the company’s actual 2015 revenue equaled the revenue set forth in the company’s budget ($240 million), and (2) the company’s actual 2015 Adjusted EBITDA was achieved as set forth in the company’s budget ($18.0 million). The maximum bonus payable with respect to the Corporate Objective was 200% of target bonus for Mr. Foley, Mr. Williams and Mr. Sullivan, and 175% of target bonus for the other named executive officers, which would be reached if at least $255 million of 2015 revenue was recognized, and no less than $22 million of Adjusted EBITDA was achieved.

The 2015 individual goals for each named executive officer included non-financial goals for Finance and Information Technologies (for Mr. Williams), execution of legal strategy and favorable legal outcomes (for Mr. Garcia), Clinical, Regulatory and Research and Development milestones (for Mr. DeBenedictis), and Sales, Commercial Operations, Training and Physician Marketing related goals '(for Mr. Sullivan).

Actual company performance with respect to the Corporate Objective component was: 2015 world-wide revenue of $255.4 million, exceeding target by 6.4%; and 2015 Adjusted EBITDA of $19.3 million, exceeding target by 7.4%. Therefore although our world-wide revenue ahieved the maximum level, our Adjusted EBITDA achievement did not exceed the maximum level. As such, the company paid bonuses above the target levels but below the maximum bonus amount.

As a result of this performance, in February 2016, the Board (with respect to our Chief Executive Officer), and our Compensation Committee (with respect to the other named executive officers), made the subjective determination to pay bonuses to each of our named executive officers as follows:

Name	Target Bonus	Portion of Target Bonus Earned (1)	Portion of Over-achievement Bonus Earned (2)	Total Bonus Earned	Percentage of Target Bonus
Mark J. Foley	$525,000	$525,000	$420,000	$945,000	180%
Patrick F. Williams(3)	$195,000	$192,660	$154,128	$346,788	178%
Sergio Garcia	$139,500	$139,500	$83,700	$223,200	160%
Keith J. Sullivan	$227,500	$227,500	$182,500	$410,000	180%
Leonard C. DeBenedictis	$121,500	$121,500	$72,900	$194,400	160%

(1)	Excludes amounts paid for overachievement.

(2)
Overachievement was calculated as follows: the company exceeded its maximum world-wide revenue target of $255.0 million but did not achieve the maximum Adjusted EBITDA of $22 million. The actual achievement was $19.3 million in Adjusted EBITDA and was, therefore, over the 100% target for Adjusted EBITDA but under the maximum. Based on the weighting of these metrics at 70% (for world-wide revenue) and 30% (for Adjusted EBITDA), it was determined that the company achieved 80.05% of its overachievement. This 80.05% overachievement metric was multiplied by the overachievement opportunity for each objective (an additional 100% for Messrs. Foley, Williams and Sullivan and 75% for Messrs. Garcia and DeBenedictis) to determine their earned bonus.

(3)
Mr. Williams achieved 96% of his individual goals. As such, his earned bonus is calculated below the full achievement for which he is eligible and his overachievement is based on a multiple of the lower earned bonus. All other named executive officers achieved 100% of their individual goals.

Stock-Based Incentive Awards

In addition to our performance-based cash incentive awards, we provide long-term stock-based incentive awards to our executive officers. These stock-based incentive awards are a blend of options to purchase shares of our common stock, performance stock units ("PSUs") and restricted stock units (“RSUs”), which provide incentives which enable the company to continue to attract, retain experienced and skilled industry leaders, and maintain a competitive position.

Our Chief Executive Officer recommends to our Compensation Committee a specific value of shares to be subject to each award granted to each named executive officer (with the exception of his own stock-based grants). The actual value of shares granted to the named executive officers is determined by the Compensation Committee and the Board based on the Compensation Committee’s and the Board’s subjective assessment of the company's performance, the named executive officers’ total compensation, the individual officer’s level of duties and responsibilities, performance, demand in the labor market, and market data (including competitive analysis provided by Compensia), as well as the dilutive effects of equity grants. Each named executive officer generally receives award grants with a value determined by reference to the named executive officer’s responsibilities and duties. The number of RSUs awarded is calculated by taking the average fair market value of our common stock for the preceding 30 calendar days and dividing it into the aggregate award value. Generally, our executive officers receive these grants at the time of their initial hire, following promotion and, if approved by the Compensation Committee, on an annual basis. The determination of the specific value of shares to be subject to each grant to our Chief Executive Officer is made by the Board of Directors following discussion with the chairman of the Compensation Committee.

All equity based incentive awards to our named executive officers are granted at regular meetings of the Compensation Committee. Awards to new employees and to current employees who are promoted are granted on or soon after the date of hire or promotion. Our Compensation Committee does not time the granting of equity awards based on whether the company is in possession of material non-public information. The number of options awarded is calculated by taking the Black-Scholes value of the average fair market value of our common stock for the preceding 30 calendar days and dividing it into the aggregate award value. The exercise price of any option grant is determined by reference to the fair market value listed of such shares, which our Equity Incentive Plan defines as the closing price of our common stock on the date of grant. On the vesting date, the value for each RSU and PSU is determined by calculating the closing price listed on NASDAQ multiplied by the number of shares vesting.

In 2015, our Board and Compensation Committee made equity award grants only of stock options and RSUs to our named executive officers other than to Keith J. Sullivan, our Senior Vice President and Chief Commercial Officer and Sergio Garcia, our Senior Vice President, General Counsel and Corporate Secretary. The Compensation Committee made equity award grants solely of PSUs to Mr. Sullivan and made equity grants of RSUs, options and PSUs to Mr. Garcia. Mr. Garcia's PSUs are subject to vesting based upon the achievement of an operational milestone. Our Board and Compensation Committee determined the value of shares to be subject to the stock options and RSUs granted to our named executive officers other than to Mr. Sullivan using the subjective criteria discussed above. The Compensation Committee made the grant of PSUs to Mr. Sullivan pursuant to Mr. Sullivan’s employment agreement with the company, which was negotiated with Mr. Sullivan at the time that he entered into his employment with the company, which PSUs are intended to provide him with substantial incentives to achieve superior sales performance by tying the vesting of the PSUs to sales performance.

Equity incentives are generally granted on a time-based vesting schedule, with the exception of certain prior grants to Mr. Foley and Mr. Sullivan, each of which vest upon the achievement of performance targets and to Mr. Garcia, which vest upon the achievement of an operational milestone. Most new hire option grants, including those for our named executive officers, generally vest over a four-year period with 25% vesting on the first anniversary of the grant date or vesting commencement date and the remainder vesting in equal monthly installments over the subsequent three years of employment. Annual option grants generally vest in accordance with the same vesting schedule as the initial grants over a four-year period. RSU grants generally vest over four years with one-fourth of the RSUs vesting at the end of twelve months, and each remaining one-fourth vesting annually, except that Messrs. Foley and Sullivan’s RSUs vest monthly at the end of twelve months. The named executive officers also have accelerated vesting on certain types of terminations of employment, as described below in the section "Employment Agreements."

Other Benefits

To attract, retain and offer market levels of compensation to our executives, we provide the following benefits:

 Health insurance. We provide each of our executives and their spouses and children the same health, dental and vision insurance coverage we make available to our other eligible employees.

Health Saving Account/Flexible Spending Account. Pursuant to the plan restrictions all eligible executives have the same opportunity to participate in these plans consistent with all of our eligible employees.

Disability insurance. We provide each of our executives with the same short-term and long-term disability insurance we provide to all eligible employees.

Life insurance. We provide each of our executives with the same life insurance we provide to all eligible employees at 1x annual compensation.

401(k) retirement plan. All executives are eligible to participate in the same 401(k) Plan that is available to all eligible employees. Pursuant to our 401(k) plan, we made matching contributions for each of our named executive officers in an amount equal to $1.00 for every $1.00 contributed by an employee up to 3% of earnings and $0.50 for every $1.00 contributed by an employee between 3% and 5% of earnings to a maximum matching contribution of 4% of earnings.

Employee Stock Purchase Plan. All executives are eligible to participate in the same plan that is available to all eligible employees.

Personal Time-Off (“PTO”). We provide each of our executives with the same PTO accrual that is available to all eligible employees.

Nonqualified deferred compensation. We do not currently provide any nonqualified deferred contribution or other deferred compensation plans to any employees.

Perquisites. We have limited the perquisites made available to our executive officers. In the event of relocation upon acceptance of a position with the company, we have provided relocation assistance to include actual moving expenses and limited assistance with the sale of a residence. Relocation assistance has been provided to other employees in the organization. A formal relocation plan has not been developed. If necessary, we may develop a formal relocation plan to aid us in attracting and retaining key employees.

To provide for the relocation of Mr. Sullivan from Arizona to the east coast of the United States in 2015, we agreed to provide reimbursement of expenses related to the movement of his and his dependent(s) household goods as well as reimbursement for brokerage fees and closing costs. The amounts provided to Mr. Sullivan include $27,656.82 for the movement of his household goods and $140,000 for brokerage fees and closing costs.

Post-Employment Compensation
Certain employment arrangements with our named executive officers provide for protections in the event of their termination of employment under specified circumstances. We believe that these protections are necessary for both recruiting and retention purposes. We also believe that entering into these arrangements will help our executives maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change in control of our company. For a summary of the material terms and conditions of these severance and change in control arrangements, please review section “Employment Arrangements.”
Accounting and Tax Considerations
Internal Revenue Code, or the Code, Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to certain other of our most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation. While the Compensation Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the Compensation Committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2015, 2014 and 2013, compensation earned by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2015 (the “named executive officers”).

Summary Compensation Table2

Name and Principal Position	Year	Salary	Bonus		Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(7)	Total ($)
Mark J. Foley President and Chief Executive Officer	2015	525,000	—		1,820,996		477,952	945,000	11,029	3,779,977
	2014	500,000	—		735,000		154,440	750,000	10,829	2,150,269
	2013	500,000	375,000	(5)	—		—	375,000	62,909	1,312,909
Patrick F. Williams Former Chief Financial Officer, Senior Vice President(2)	2015	325,000	—		705,613		185,200	346,788	15,028	1,577,629
	2014	318,750	—		417,600		230,343	318,750	14,822	1,300,265
	2013	310,000	139,500	(5)	—		—	139,500	19,197	608,197
Sergio Garcia Senior Vice President, General Counsel and Corporate Secretary	2015	310,000	—		691,899		55,549	223,200	10,265	1,290,907
	2014	310,000	—		250,560		57,586	244,125	9,833	872,104
	2013	310,000	41,850	(5)	—		—	139,500	7,642	498,992
Keith J. Sullivan Senior Vice President of Worldwide Sales and Marketing(3)	2015	325,000	—		1,386,000	(6)	—	410,000	191,686	2,312,680
	2014	325,000	—		1,111,800	(6)	—	455,000	23,829	1,915,629
	2013	325,000	227,500	(5)	188,000	(6)	78,396	227,500	27,733	1,074,129
Leonard C. DeBenedictis Chief Technology Officer(4)	2015	270,000	—		282,259		74,084	194,400	10,782	831,525
	2014	300,000	—		208,800		57,586	236,250	10,598	813,234

(1)
As required by SEC rules, amounts shown present the aggregate grant date fair value calculated using the same valuation methodology we use for financial reporting purposes in accordance with ASC 718. As a result, these amounts do not reflect the amount of compensation actually received by the named executive officer during the fiscal year. For a description of the assumptions used in calculating the fair value of equity awards under ASC 718, see Note 9, “Stock-Based Compensation Plans,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(2)	Mr. Williams ceased to be our Chief Financial Officer on April 18, 2016.

(3)	Mr. Sullivan was promoted from Senior Vice President of Worldwide Sales and Marketing to Chief Commercial Officer and President, North America in January 2016.

(4)
Mr. DeBenedictis was first a Named Executive Officer in 2014 and, consequently, his compensation for 2013 is omitted. Mr. DeBenedictis’ salary reduced from $300,000 to $240,000 effective July 1, 2015, due to a reduction in his schedule.

(5)	Reflects a bonus awarded for over-achievement of company performance, which bonus was awarded in excess of the 2013 Corporate Bonus Plan.

(6)
Includes the fair value of the performance stock units granted, excluding estimates of forfeiture, that were granted in the fiscal year with vesting based, in the case of Mr. Sullivan, upon the achievement of revenue-based targets, and in the case of Mr. Garcia, upon the achievement of an operational milestone. The fair value is calculated based upon the probable outcome of the vesting conditions, in which the maximum value for Mr. Sullivan for 2013, 2014 and 2015 was $188,000, $1,111,800 and $1,386,000, respectively, and the maximum value for Mr. Garcia in 2015 was $691,899.

(7)
For 2015, includes (i) matching contributions to our 401(k) plan; (ii) life insurance premiums and (iii) the value of perquisites, including car allowance, medical expenses, severance/PTO/COBRA and relocation fees. The individual components of the total amounts for 2015 are as follows:

Name	401K Contributions ($)	Life Insurance ($)	HSA Contribution ($)	Car Allowance ($)	Relocation ($)
Mr. Foley	10,600	429	—	—	—
Mr. Williams	10,600	428	4,000	—	—
Mr. Garcia	9,856	409	—	—	—
Mr. Sullivan	10,600	429	4,000	9,000	167,657
Mr. DeBenedictis	10,600	182	—	—	—

GRANTS OF PLAN-BASED AWARDS

The following table shows for the fiscal year ended December 31, 2015, certain information regarding grants of plan-based awards to the named executive officers:

Grants of Plan-Based Awards in Fiscal 2015

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price per share of Option Awards ($)(3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Mr. Foley	2/19/2015	393,750	525,000	1,050,000
	2/19/2015								52,554			1,820,996
	2/19/2015									26,277	34.65	477,952
Mr. Williams	2/19/2015	243,750	325,000	650,000
	2/19/2015								20,364			705,613
	2/19/2015									10,182	34.65	185,200
Mr. Garcia	2/19/2015	232,500	310,000	542,500
	2/19/2015								6,108			211,642
	2/19/2015									3,054	34.65	55,549
	10/15/2015				(7)	14,938	(6)	14,938
Mr. Sullivan	2/19/2015	243,750	325,000	650,000
	2/19/2015				(7)	40,000	(5)	40,000				344,800
Mr. DeBenedictis	2/19/2015	202,500	270,000	472,500
	2/19/2015								8,146			282,259
	2/19/2015									4,073	34.65	74,084

(1)
Threshold, target and maximum are the amounts to be paid under the 2015 Corporate Bonus Plan if the minimum criteria are met for bonus awards to be paid, target goals are met, and over achievement goals are met, respectively.

(2)
Generally, 25% of the shares subject to options vest at or before the first anniversary of the grant date and the remainder of the shares vest in equal monthly installments over the 36 months thereafter. Options expire ten years from the date of grant. Restricted Stock Units vest annually over a period of four years, unless otherwise indicated.

(3)	The exercise price for all option awards is equal to the closing market price per share of our common stock on the date of grant.

(4)
Values expressed were determined in accordance with ASC 718 utilizing the assumptions discussed in Note 9, “Stock Based Compensation Plans,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, excluding, in the case of performance-based awards, estimates of forfeitures.

(5)	Reflects performance stock units to Mr. Sullivan, of which 10,000 vested each quarter upon achievement of certain revenue-based targets.

(6)	Reflects performance stock units to Mr. Garcia, of which 14,938 will vest upon a renegotiation of a lower royalty rate with Massachusetts General Hospital.

(7)	The 2015 tranches of the performance RSUs did not have any vesting thresholds.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows for the fiscal year ended December 31, 2015, certain information regarding outstanding equity awards at fiscal year-end for the named executive officers.

Outstanding Equity Awards at December 31, 2015

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Mr. Foley	128,352	—	(4)	$6.38	4/27/2022
	8,344	1,192	(5)	$5.06	6/14/2022
	679,778	178,889	(5)	$5.04	8/23/2022
	572,435	—	(2)	$5.04	8/23/2022
	9,167	10,833	(5)	$21.00	2/24/2024
	—	26,277	(5)	$34.65	2/19/2025
						52,544	(6)	1,499,080
						89,444	(5)	2,551,837
						26,250	(6)	748,913
Total	1,398,076	217,191				168,238		4,799,830	—		—
Mr. Williams	115,625	34,375	(5)	$4.62	11/19/2022
	13,750	16,250	(5)	$20.88	2/21/2024
	—	10,182	(5)	$34.65	2/19/2025
						20,364	(6)	580,985
						15,000	(6)	427,950
						18,750	(6)	534,938
Total	129,375	60,807				54,114		1,543,873	—		—
Mr. Garcia	46,250	13,750	(5)	$4.30	11/15/2022
	3,438	4,062	(5)	$20.88	2/21/2024
	—	3,054	(5)	$34.65	2/19/2025
									14,938	(7)	426,181
						25,000	(6)	713,250
						9,000	(6)	256,770
						6,108	(6)	174,261
Total	49,688	20,866				40,108		1,144,281	14,938		426,181
Mr. Sullivan	102,917	27,083	(5)	$6.21	10/4/2022
	18,125	11,875	(5)	$5.95	7/17/2023
									40,000	(3)	1,141,200
						10,000	(3)	285,300
						13,542	(5)	386,353
						7,500	(6)	213,975
Total	121,042	38,958				31,042		885,628	40,000		1,141,200
Mr. DeBenedictis	102,917	27,083	(5)	$6.50	10/8/2022
	3,438	4,062	(5)	$20.88	2/21/2024
	—	4,073	(5)	$34.65	2/19/2025
						8,146	(6)	232,405
						7,500	(6)	213,975
						16,250	(6)	463,613
Total	106,355	35,218				31,896		909,993	—		—

(1)	The market value was calculated based on the closing market price per share of our common stock on the last trading day of 2015, which was $28.53 per share.

(2)
The number of shares subject to the stock option and performance stock units, as applicable, vest based on the weighted average stock price of the company's common stock. For each 90-day period that the weighted average stock price is (i)

$10 or more, (ii) $15 or more, (iii) $20 or more, (iv) $25 or more, (v) $30 or more, 20% of the shares subject to each of these awards shall vest. The shares shall vest on the first date that the weighted average stock price during the immediately preceding 90-day period exceeds such target. These instruments will either be achieved or not achieved.

(3)	The performance stock units vest based on achievement of certain quarterly performance revenue targets.

(4)	The options vest monthly over 48 months beginning on the grant date.

(5)	The shares vest 25% after the first year from the date of grant, and the remaining shares vest monthly over the remaining 36 month period.

(6)	The shares vest 25% per year beginning one year from the date of grant.

(7)	The performance stock units vest based on achievement of negotiating a lower royalty rate with Massachusetts General Hospital.

OPTION EXERCISES AND STOCK VESTED

The following table shows for the fiscal year ended December 31, 2015, certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers:

Option Exercises and Stock Vested in Fiscal 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Foley	147,900	4,787,263	173,326	5,643,619
Mr. Williams	38,800	1,054,533	23,750	724,838
Mr. Garcia	800	20,560	28,000	895,690
Mr. Sullivan	—	—	58,750	1,935,219
Mr. DeBenedictis	41,821	1,003,963	18,750	600,375

(1)
The value realized by the named executive officer was calculated based on the difference between the closing market price per share of our common stock on the date of exercise and the applicable exercise price.

(2)	The value realized by the named executive officer was calculated based on the closing market price per share of our common stock on the date of vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below describes the potential payments or benefits to our named executive officers upon “termination of employment by us without cause” not in connection with a change in control, as if each executive’s employment terminated as of December 31, 2015. See “Employment Arrangements” for additional information.

Name	Base Salary ($)	Bonus ($)(1)	Health ($)		Option/ Award Vesting ($)	Total ($)
Mr. Foley	525,000	525,000	—	(2)	6,753,940	7,803,940
Mr. Williams	243,750	195,000	15,423		—	454,173
Mr. Garcia	232,500	139,500	17,003		—	389,003
Mr. Sullivan	243,750	227,500	9,493		—	480,743
Mr. DeBenedictis	180,000	108,000	6,728		—	294,728

(1)	Pro-Rata target bonus.

(2)	Mr. Foley waived his medical coverage for 2015.

The table below describes the potential payments or benefits to our named executive officers upon termination of employment by the company without cause or by the executive for good reason within one year following a “change in control,” as if the change in control and termination occurred as of December 31, 2015. See “Employment Arrangements” for additional information.

Name	Base Salary ($)	Bonus ($)(1)	Health ($)		Option/ Award Vesting ($)	Total ($)
Mr. Foley	525,000	525,000	—	(2)	4,219,524	5,269,524
Mr. Williams	325,000	159,375	20,564		787,976	1,292,915
Mr. Garcia	310,000	104,625	22,670		1,291,611	1,728,906
Mr. Sullivan	325,000	227,500	12,658		1,382,638	1,947,796
Mr. DeBenedictis	270,000	108,000	8,971		333,670	343,019

(1)	Annual target bonus.

(2)	Mr. Foley waived his right to health benefits in 2015.

INDEMNIFICATION AGREEMENTS

Under indemnification agreements with our named executive officers and directors and the company's bylaws, we are obligated to indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding, arising by reason of services provided as a director, officer, employee or agent of the company. To cover these possible expenses, the company purchases and maintains D&O insurance on behalf of each executive officer and director.

EMPLOYMENT ARRANGEMENTS

All of our named executive officers have entered into agreements with us which contain provisions relating to our confidential information and the assignment of inventions. None of our named executive officers is employed for a certain term, and employment with us is “at-will” and subject to termination at any time by either party for any reason, with or without cause. We have also entered into employment offer letters with our named executive officers, each of which has been amended from time to time. The following description of the employment offer letters reflects the terms and conditions of the agreements as in effect on December 31, 2015, in order to provide context for the calculations in the section entitled “Potential Payments Upon Termination or Change in Control.” Where an agreement has been amended following December 31, 2015, the changes are noted at the end of this section.

General Compensation Terms

As of December 31, 2015, the employment offer letters provided for:

•	In the case of Mr. Foley, an annual base salary of $500,000 (which was raised following the offer letter’s execution to $525,000) and a target bonus of 100% of base salary.

•	In the case of Mr. Williams, an annual base salary of $318,750 (which was raised following the offer letter’s execution to $325,000) and a target bonus of 60% of base salary.

•	In the case of Mr. Garcia, an annual base salary of $310,000 and a target bonus of 45% of base salary.

•	In the case of Mr. Sullivan, an annual base salary of $325,000; a target bonus of 70% of base salary; a car allowance of $750 per month; and annual grants of 40,000 performance stock units.

•	In the case of Mr. DeBenedictis, an annual base salary of $300,000 and a target bonus of 45% of base salary.

Severance Provisions

As of December 31, 2015, the employment offer letters provided the following:

◦
On a termination by the company without cause (as defined in the offer letters) other than within three months prior to, or 18 months following, a change in control (as defined in the offer letters), the executive receives (a) nine months of salary continuation and COBRA (12 months in the case of Mr. Foley); and (b) if the Company pays bonuses for the year of termination, a pro rata target bonus.

◦
On a termination by the company without cause or by the executive for good reason (as defined in the offer letters) within three months prior to, or 18 months following, a change in control the executive receives (a) twelve months of salary continuation and COBRA; (b) payment of target bonus; and (c) accelerated vesting of equity awards.

Amendments to Employment Offer Letters Following December 31, 2015
General Compensation Terms

•	Mr. Foley’s offer letter was amended to increase his annual base salary to $600,000.

•	Mr. Garcia’s offer letter was amended to increase his annual base salary to $325,000 and target bonus to 50%.

•
Mr. Sullivan was promoted to Chief Commercial Officer and President, North America in January 2016. His base salary was increased to $360,000 in connection with his promotion and target bonus was increased to 75% of base salary.

•
Mr. DeBenedictis' offer letter was amended in January 2016 to reduce his work hours commitment to 50% and reduce his annual salary to $150,000. In connection with this change, Mr. DeBenedictis ceased to be an executive officer of the company and is no longer eligible to receive an annual cash bonus.

Severance Provisions

In February 2016, our Board of Directors approved changes to the offer letter for Mr. Foley as follows:

•
in the case of a termination of employment outside the change in control context, to increase salary continuation and COBRA from 12 to 18 months and to provide a payment of 150% of target bonus rather than a pro rata target bonus; and

•
in the context of a termination of employment within three months prior to or 18 months following a change in control, to increase salary continuation and COBRA from 12 to 24 months and to provide a payment of 200% of target bonus rather than 100%.

In February 2016, our Board of Directors approved changes to the offer letters for Messrs. Garcia and Sullivan as follows:

•
in the case of a termination outside the change in control context, to increase salary continuation and COBRA from nine to 12 months and to provide a payment of 100% of target bonus rather than a pro rata target bonus.

Former Chief Financial Officer Severance and Consulting Arrangements
On February 25, 2016, ZELTIQ and Mr. Williams entered into a severance and consulting agreement. Pursuant to the terms of Mr. Williams’ severance and consulting agreement, Mr. Williams remained an employee of ZELTIQ until April 17, 2016, and will then serve as a consultant from April 18, 2016 until April 17, 2017, unless terminated earlier. Further, the severance and consulting agreement provides that Mr. Williams will: (a) receive severance of continued payment of his base cash compensation for a period of nine (9) months following April 17, 2018; (b) receive nine (9) months of COBRA health insurance premiums (or a shorter period if Mr. Williams becomes eligible for health insurance benefits through another employer); (c) be a participant in the ZELTIQ 2016 Corporate Bonus Plan for his service while he remains an employee of ZELTIQ, with a target bonus of 60% of his actual annual base cash compensation; and receive a consulting fee equal to $1,000 per month, beginning April 18, 2016, until the earlier of (a) the expiration or termination of the period during which he provides consulting services to ZELTIQ, or (b) the date on which he begins full-time employment with another company.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2015, certain information with respect to the compensation of all of our non-employee directors:

Director Compensation for Fiscal 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)(2)
Mary M. Fisher	57,000	174,952	231,952
Jean M. George (3)	21,500	174,952	196,452
D. Keith Grossman	57,000	174,952	231,952
Kevin C. O’Boyle	65,500	174,952	240,452
Bryan E. Roberts, Ph.D.(4)	52,500	174,952	227,452
Andrew N. Schiff, M.D.(4)	57,500	174,952	232,452

(1)
Amounts reflect the aggregate grant date fair value determined, as required, under Financial Accounting Standards Board Topic 718, “Stock Compensation.” For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our equity instruments, refer to Note 9, “Stock-Based Compensation Plans,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the instrument. Each non-employee director was granted only one option award in 2015.

(2)	Aggregate number of stock awards outstanding at December 31, 2015, and held by our non-employee directors was:

Name	Shares
Mary M. Fisher	2,959
D. Keith Grossman	51,946
Kevin C. O’Boyle	110,866
Bryan E. Roberts, Ph.D.	72,495
Andrew N. Schiff, M.D.	4,548

(3)	Ms. George ceased to be a director in July 2015.

(4)	Dr. Roberts' and Dr. Schiff’s board and committee fees are made payable to each of their respective firms.

DIRECTOR COMPENSATION ARRANGEMENTS

Our standard compensation arrangements with our non-employee directors, which were in effect January 1, 2015, through July 17, 2015, were as follows:

•	each non-employee director receives an annual cash fee of $40,000 payable for the director’s service during the year;

•
the Chairman of the Audit Committee receives an additional annual fee of $14,000 for the Chairman’s service during the year and each Audit Committee member receives $6,000 for their service during the year;

•
the Chairman of the Compensation Committee receives an additional annual fee of $10,000 for the Chairman’s service during the year and each Compensation Committee member receives $4,500 for their service during the year;

•
the Chairman of the Nominating and Corporate Governance Committee receives an additional annual fee of $6,000 for the Chairman’s service during the year and each Nominating and Corporate Governance Committee member receives $3,000 for their service during the year;

•
on the date of a non-employee director’s initial election to the Board, the non-employee director will automatically, and without further action by the Board, be granted a restricted stock unit to acquire the number of shares of our common stock which equals $250,000 divided by the fair market value per share of our common stock as of the date of appointment, which will vest monthly over three years, subject to the non-employee director’s continuous service with us, which vesting will accelerate in full upon a change in control of our company; and

•
on the date of each company annual meeting of stockholders, each non-employee director will automatically, and without further action by the Board, be granted a restricted stock unit to acquire the number of shares of our common stock which equals $150,000 divided by the fair market value per share of our common stock as of the date of grant, which will vest monthly over one year and be fully vested at the next annual meeting, subject to the non-employee director’s continuous service with us, which vesting will accelerate in full upon a change in control of our company.

Effective July 22, 2015, the standard compensation arrangements were revised as follows:

•	the annual cash fee payable for the director’s service during the year was increased from $40,000 to $50,000;

•	the annual cash fee payable to the Chairman of the Audit Committee and each member of the Audit Committee was increased to $20,000 and $7,500 respectively;

•	the annual cash fee payable to the Chairman of the Compensation Committee and each member of the Compensation Committee was increased to $15,000 and $6,000 respectively;

•
the annual cash fee payable to the Chairman of the Nominating and Corporate Governance Committee and each member of the Nominating and Corporate Governance Committee was increased to $9,000 and $4,000 respectively;

•
the number of shares of our common stock underlying the initial restricted stock units granted to directors was increased to that number which equals $300,000 divided by the fair market value per share of our common stock as of the date of appointment, which will vest monthly over three years, subject to the non-employee director's continuous service with us, which vesting will accelerate in full upon a change in control of our company;

•
the number of shares of our common stock underlying the annual restricted stock units granted to directors was increased to that number which equals $175,000 divided by the fair market value per share of our common stock as of the date of grant, which will vest monthly over one year, subject to the non-employee director's continuous service with us, which vesting will accelerate in full upon a change in control of our company; and

•
each non-employee director received an additional one-time RSU for a number of shares equal to $25,000 divided by the fair market value per share of our common stock as of the date of appointment, which will vest monthly over one year, subject to the non-employee director's continuous service with us, which vesting will accelerate in full upon a change in control of our company. This grant was awarded to provide the non-employee directors a grant equal to the new annual grant level (as of July 22, 2015) of $175,000 each year, as each non-employee director had previously received a RSU award of $150,000 on the date of the 2015 annual meeting of stockholders.

In February 2016, the Board appointed D. Keith Grossman as its Lead Independent Director. In April 2016, the Board approved annual compensation of $20,000 for the Lead Independent Director and, concurrently with this decision, granted Mr. Grossman a one time RSU grant to acquire 2,152 shares of the company's common stock, vesting over three years.

Each director is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee on which he or she serves.

All of our directors are eligible to participate in our 2011 Equity Incentive Plan.

TRANSACTIONS WITH RELATED PERSONS

Brazilian Distribution Agreement

We entered into a distribution agreement with ADVANCE Medical, Inc. and its wholly-owned subsidiaries, or ADVANCE, dated March 18, 2011, as our exclusive distributor of CoolSculpting in Brazil and Mexico, as amended on August 29, 2011, February 27, 2012, and September 4, 2012. The distribution agreement was further amended on August 15, 2014, whereby ADVANCE is no longer a distributor in Mexico effective November 2014. As the exclusive distributor in Brazil, ADVANCE is required to purchase a minimum quantity of our products each calendar quarter throughout the term of the distribution agreement which expires on December 31, 2018. Venrock, a stockholder of ZELTIQ, owns a significant equity interest in ADVANCE Medical, Ltd., the parent company of ADVANCE. Dr. Bryan E. Roberts, who is a member of the Board, is a partner of Venrock Associates. The revenue recognized by ZELTIQ under this distribution agreement for the year ended December 31, 2015, was $3.6 million and the accounts receivable balance as of December 31, 2015 was $1.7 million.

Policy for Approval of Related Party Transactions

Our Audit Committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons, and any other persons whom our Board of Directors determines may be considered related parties, has or will have a direct or indirect material interest. If advanced approval is not feasible, the Audit Committee has the authority to ratify a related party transaction at the next Audit Committee meeting. For purposes of our Audit Committee charter, a material interest is deemed to be any consideration received by such a party in excess of $120,000 per year.

In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct our management to obtain on its behalf, all information that our committee believes to be relevant and important to a review of the transaction prior to its approval.

Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by our committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of our committee. This approval authority may also be delegated to the chairman of the Audit Committee in respect of any transaction in which the expected amount is less than $500,000. No related party transaction may be entered into prior to the completion of these procedures.

The Audit Committee or its chairman, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as our committee or the chairman determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the material terms of the transaction, the nature of the related party’s interest in the transaction, the significance of the transaction to the related party and the nature of our relationship with the related party, the significance of the transaction to us, and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in our best interest. No member of the Audit Committee may participate in any review, consideration, or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party, except that such member of the Audit Committee will be required to provide all material information concerning the related party transaction to the Audit Committee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are ZELTIQ stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or ZELTIQ Aesthetics, Inc. Direct your written request to ZELTIQ Aesthetics Inc., 4698 Willow Road, Pleasanton CA 94588, Attn: Sergio Garcia, Senior Vice President, General Counsel and Corporate Secretary. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Sergio Garcia Senior Vice President, General Counsel and Corporate Secretary

April 29, 2016

A copy of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission, excluding exhibits, may be obtained by stockholders without charge by request to Corporate Secretary, ZELTIQ Aesthetics, Inc., 4698 Willow Road, Suite 100, Pleasanton, CA 94588 (or toll-free at 866-658-4813) and may be accessed on our website at www.zeltiq.com.

APPENDIX

ZELTIQ AESTHETICS, INC.
2016 EXECUTIVE PERFORMANCE AWARD PLAN
1. PURPOSE OF THE PLAN
This ZELTIQ Aesthetics, Inc. (the “Company”) Executive Performance Award Plan (the “Plan”) is established to provide cash- and equity-based incentive awards to attract, retain, motivate and reward executive officers and other key employees of the Company and its subsidiaries (each such eligible individual, an “Eligible Employee”) who are responsible for providing leadership to the Company as it strives to attain its significant business objectives and who are or may become “covered employees” of the Company, as determined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (“Section 162(m)” of the “Code”). The purpose of the Plan is to allow the Company to align management’s efforts with the strategic goals of the Company by granting competitive performance-based incentive awards that are deductible as “performance-based compensation” under Section 162(m).
Subject to approval by the stockholders of the Company in accordance with federal tax law, the Plan will be effective immediately upon its approval by the Company’s stockholders and will continue to operate thereafter as provided under Section 8 below.
2. ADMINISTRATION OF THE PLAN
The Plan will be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) or such other committee or subcommittee as the Board or the Committee may designate from time to time. The Committee shall be comprised of at least two members of the Board, each of whom shall qualify as “outside directors” for purposes of Section 162(m).
The Committee shall have full power to administer and interpret the Plan and, in its sole discretion, may establish and amend rules of general application for the administration of the Plan, including without limitation the power to (a) designate Eligible Employees to receive Awards (as defined in Section 3) under the Plan, (b) determine the terms and conditions of Awards granted hereunder, (c) determine whether Awards granted hereunder are to be cash- or equity-based, (d) certify the extent to which Performance Goals (as defined in Section 6 below) applicable to Awards have been achieved after the completion of the applicable Performance Period (as defined in Section 3 below), (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (f) interpret, amend and revoke any such rules, and (g) decide all other matters that must be decided in connection with operation of the Plan and the grant and administration of Awards.
All decisions of the Committee on any question relating to the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board and the officers of the Company to the extent permitted by Section 162(m). The Committee may delegate its administrative tasks to Company employees or others as appropriate for proper administration of the Plan; provided that it may not delegate any task that the Committee itself is required by Section 162(m) to perform.

3. AWARD TERMS; ANNUAL LIMITS ON PLAN AWARDS
Awards made under this Plan may be either Cash-Based Awards (“Cash Awards”) or equity-based awards (“Equity Awards” and, together with Cash Awards, “Awards”), or may be Awards that settle in either, or in a combination of, cash or equity. Each Award shall be set forth in a written agreement or in a resolution duly adopted by the Committee. The terms of the various types of Awards authorized for grant under this Plan need not be identical.
Equity Awards shall include Options, Stock Appreciation Rights (“SARs”), Performance Shares and Performance Units, as authorized for issuance under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”). Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the 2011 Plan. Shares of the Company’s common stock (“Stock”) used to satisfy Equity Awards granted hereunder shall be sourced from and shall reduce the number of shares available for issuance under the 2011 Plan in accordance with its terms. In no event may operation of this Plan or the grant of any Equity Award under this Plan effect an increase in the number of shares available for grant under the 2011 Plan.
Cash Awards and Equity Awards other than Options and Stock Appreciation Rights shall be granted subject to attainment of specified Performance Goals during a specified performance period (a “Performance Period”). Such Awards are referred to as

“Goal-Based Awards.” Goal-Based Awards may also require completion of a specified period of continuous Service. The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Committee.
The maximum amount payable with respect to performance under Cash Awards granted in any fiscal year to any one Participant is $3,000,000. The maximum number of shares of Stock that may be granted during any fiscal year to any one Participant subject to each of the following types of Equity Awards under the 2011 Plan is as follows: (a) 2,000,000 shares subject to Options and SARs; and (b) 1,000,000 shares subject to Performance Shares and Performance Units. In addition, for new hires, the maximum number of shares and the maximum dollar value of cash awards that may be granted to any individual will be two times (2x) the amounts set forth above. The maximum amount that may be paid to a Participant must be specified in the terms of the Award; provided that the limits in the preceding sentence shall operate as such maximum under the terms of the Award with respect to the fiscal year in which the Award is granted.
4. ADDITIONAL CONSIDERATIONS RELATED TO EQUITY AWARDS
This Plan is intended to allow the Company to grant Awards that qualify as “performance-based compensation” under Section 162(m) and the Company may choose to grant Awards under this Plan or may choose instead to grant awards under the 2011 Plan (or any other equity- or cash-based compensation plan that it may from time to time operate) that are not intended to qualify as “performance-based compensation” under Section 162(m). Nothing in this Plan limits the Company’s ability to operate the 2011 Plan independently of this Plan, in accordance with the terms of the 2011 Plan; provided that the maximum amounts payable or issuable hereunder pursuant to Section 3 above shall apply to the 2011 Plan and shall supersede any such limits specified in the 2011 Plan, for such period as this Plan remains in effect.
Options granted under this Plan shall be nonstatutory stock options for purposes of federal tax laws. All Equity Awards granted hereunder shall be evidenced by a written Award agreement having such terms and conditions as are approved by the Committee, consistent with the terms and conditions of the 2011 Plan. Except as otherwise set forth herein, and except as would not be in accordance with Section 162(m), Awards granted under this Plan shall be subject to the terms and conditions of the 2011 Plan.

5. ELIGIBILITY AND PARTICIPATION
The Committee shall select the Eligible Employees who will be granted Awards under the Plan (each selected Eligible Employee, a “Participant”).
No person shall be entitled to any Award under this Plan unless the individual is designated by the Committee as a Participant. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations imposed by Section 162(m) and the terms of this Plan.
Notwithstanding that an Eligible Employee has been designated as a Participant in the Plan, and unless otherwise specified by the Committee, an Eligible Employee shall cease to be eligible to receive Awards hereunder if he or she is not a regular full-time employee as of both the first day of a Performance Period (which, for an Eligible Employee made a Participant after the start of the Performance Period, shall be treated as the date on which he or she was first designated as a Participant with respect to that Performance Period) and the last day of the Performance Period, as well as on date on which payment or settlement of an Award for that Performance Period, if any, is made.
6. GOAL-BASED AWARDS

The following definitions shall apply with respect to Goal-Based Awards:

“Covered Employee” means any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

“Goal-Based Award Formula” means, for any Goal-Based Award, a formula or table established by the Committee which provides the basis for computing the value of a Goal-Based Award at one or more levels of attainment of the applicable Performance Goal(s), measured as of the end of the applicable Performance Period.

“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

“Performance Goal” means a performance goal established by the Committee pursuant to the Plan.

“Performance Period” means a period established by the Committee pursuant to the Plan, at the end of which one or more Performance Goals are to be measured.

Goal-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Goal-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
(a)    Types of Goal-Based Awards Authorized. Goal-Based Awards may be granted in the form of Cash Awards, Performance Shares or Performance Units. Each Award Agreement evidencing a Goal-Based Award shall specify the amount of cash, the number of Performance Shares or the number of Performance Units, as applicable, subject thereto and the Goal-Based Award Formula, the Performance Goal(s) and the Performance Period applicable to the Award, as well as the other terms, conditions and restrictions of the Award.
(b)    Establishment of Performance Period, Performance Goals and Goal-Based Award Formula. In granting each Goal-Based Award, the Committee shall establish in writing the applicable Performance Period, Goal-Based Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Goal-Based Award Formula the final value of the Goal-Based Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Goal-Based Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Goal-Based Award Formula applicable to each Goal-Based Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Goal-Based Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Goal-Based Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Goal-Based Award Formula.
(c)    Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:
Performance Measures. Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Goal-Based Award. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Goal-Based Award, the Performance Measures applicable to the Goal-Based Award shall be calculated prior to the accrual of expense for any Goal-Based Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Goal-Based Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Goal-Based Award. Performance Measures may be one or more of the following, as determined by the Committee:
(i) revenue;
(ii) sales;
(iii) expenses;

(iv) operating income;
(v) gross margin;
(vi) operating margin;
(vii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;
(viii) pre-tax profit;
(ix) net operating income;
(x) net income;
(xi) economic value added;
(xii) free cash flow;
(xiii) operating cash flow;
(xiv) balance of cash, cash equivalents and marketable securities;
(xv) stock price;
(xvi) earnings per share;
(xvii) return on stockholder equity;
(xviii) return on capital;
(xix) return on assets;
(xx) return on investment;
(xxi) total stockholder return;
(xxii) employee satisfaction;
(xxiii) employee retention;
(xxiv) market share;
(xxv) customer satisfaction;
(xxvi) product development;
(xxvii) research and development expenses;
(xxviii) completion of an identified special project; and
(xxix) completion of a joint venture or other corporate transaction.

Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Goal-Based Award determined under the applicable Goal-Based Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

(d)    Settlement of Goal-Based Awards.

(i)    Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Goal-Based Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Goal-Based Award Formula.
(ii)    Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Goal-Based Award or at any time thereafter, provide for the positive or negative adjustment of the Goal-Based Award Formula applicable to a Goal-Based Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Goal-Based Award that would otherwise be paid to the Covered Employee upon its payment or settlement notwithstanding the attainment of any Performance

Goal and the resulting value of the Goal-Based Award determined in accordance with the Goal-Based Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Goal-Based Award that is intended to result in Performance-Based Compensation.
(iii)    Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Goal-Based Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(iv)    Notice to Participants. As soon as practicable following the Committee’s determination and certification, the Company shall notify each Participant of the determination of the Committee.

(v)    Payment in Settlement of Goal-Based Awards. As soon as practicable following the Committee’s determination and certification, but in any event within the Short-Term Deferral Period described in Section 15.1 of the 2011 Plan (except as otherwise provided herein and consistent with the requirements of Section 409A), payment shall be made to each eligible Participant of the final value of the Participant’s Goal-Based Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee in accordance with the terms of the Award Agreement. Unless otherwise provided in the Award Agreement evidencing a Goal-Based Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section.

(vi)    Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Goal-Based Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Goal-Based Award may be fully vested and freely transferable shares or may be shares of Stock subject to vesting conditions. Any shares subject to vesting conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 of the 2011 Plan.

(e)    Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.5 of the 2011 Plan, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.
(f)    Effect of Termination of Service. The Committee, in its sole and absolute discretion and to the extent permitted under and in accordance with Code Section 162(m) and Code Section 409A, may, but is not required to, make a full or pro-rated payment with respect to a Goal-Based Award to a Participant for a Performance Period in the event of termination of the Participant’s employment during or after the end of the Performance Period and prior to the date on which payments are made with respect to the Performance Period; provided, that any such payments shall be made on the scheduled payment or settlement date as set forth in Section 6(d) above.

7. NO EXPANSION OF PARTICIPANT’S RIGHTS
Nothing in the Plan or in any notice of any Award pursuant to the Plan shall confer upon any person the right to participate or continue to participate in this Plan or the right to continue in the employment of the Company or one of its subsidiaries or affiliates, nor affect the right of the Company or any of its subsidiaries or affiliates to terminate the employment of any person. It is expressly agreed and understood that the employment of a Participant is terminable at the will of either party and, if such Participant is a party to an employment contract with the Company or a subsidiary, in accordance with the terms and conditions of the Participant’s employment agreement. There is no obligation for uniformity of treatment of Participants under this Plan. Payments under this Plan are an extraordinary item of compensation that is outside the normal or expected compensation for purposes of calculating any benefits unrelated to this Plan, including without limitation any end-of-service or overtime premiums; pension or retirement benefits; termination, severance or redundancy payments; or other similar benefits.

8. AMENDMENT OR TERMINATION
The Company, through the Committee or the Board, reserves the right to amend, suspend or terminate the Plan or to adopt a new plan in place of this Plan at any time; provided, however, that no such action shall, without the prior approval of the shareholders of the Company to the extent required under Section 162(m): (i) increase the annual limits set forth in Section 3, (ii) alter the Performance Measures as set forth in Section 6, or (iii) implement any other change to a provision of the Plan requiring stockholder approval in order for the Plan to comply with the requirements of Section 162(m). Furthermore, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment or settlement of an Award otherwise earned and payable hereunder. In all events, the Plan shall terminate on the first annual meeting of stockholders occurring in 2021, or an earlier date determined by the Committee or the Board.
9. SEVERABILITY
In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.
10. TAX MATTERS; FUNDING; NON-TRANSFERABILITY
The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state and/or local income or other taxes incurred by reason of payments pursuant to the Plan, including to reduce such payments by the amount of any required withholding, and to report any amounts paid or payable under this Plan.
The Plan and Awards hereunder are intended to qualify as “performance-based compensation” as defined under Section 162(m) and, except to the extent otherwise specified in an Award agreement, to be exempt from application of Section 409A. To the maximum extent permitted, this Plan shall be construed and interpreted in a manner consistent with the intent described in the preceding sentence. To the extent that any Award hereunder is subject to Section 409A, the terms and administration of the award shall comply with the provisions of such Section, applicable IRS guidance and good faith reasonable interpretations thereof, and, to the extent necessary to achieve compliance, shall be modified, replaced, or terminated at the discretion of the Committee (but not in a manner that results in disqualification of the Award as “performance-based compensation” under Section 162(m)).
Each payment under a Cash Award made under this Plan shall be paid solely from the general assets of the Company and/or its subsidiaries. This Plan is unfunded and unsecured with respect to Goal-Based Awards, and the making of any such Award under this Plan will not be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment or other transfer of property or value of any amount other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.
Prior to settlement in accordance with the provisions of the Plan, no Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. GOVERNING LAW
Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.
12. CHANGES IN CAPITAL STRUCTURE
The maximum number and kind of shares subject to Equity Awards that can be granted to a Participant under this Plan in a fiscal year, and the number and kind of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding Equity Awards under this Plan, shall be subject to adjustment in accordance with Section 4.5 of the 2011 Plan.

ZELTIQ AESTHETICS INC.
4698 WILLOW ROAD
PLEASANTON, CA 94588

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The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 D. Keith Grossman 02 Andrew N. Schiff, M.D.

The Board of Directors recommends you vote FOR proposals 2. and 3..

NOTE: To transact such other business as may properly come before the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000277676_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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ZELTIQ AESTHETICS INC.
Annual Meeting of Stockholders
June 16, 2016, 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark J. Foley and Sergio Garcia, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of ZELTIQ AESTHETICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PT on June 16, 2016, at the Four Points Sheraton, 5115 Hopyard Road, Pleasanton, California, 94588, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000277676_2 R1.0.1.25